UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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CHART INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND RELATED MATTERS
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE AND DIRECTOR COMPENSATION
2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
2006 OPTION EXERCISES AND STOCK VESTED TABLE
2006 NONQUALIFIED DEFERRED COMPENSATION TABLE
OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
2006 DIRECTOR COMPENSATION TABLE
Compensation Committee Interlocks and Insider Participation
AUDIT COMMITTEE REPORT
PRINCIPAL ACCOUNTANT FEES AND SERVICES
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATED PARTY TRANSACTIONS
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

CHART INDUSTRIES, INC.
One Infinity Corporate Centre Drive, Suite 300
Garfield Heights, Ohio 44125-5370

April 23, 2007

To the Stockholders of Chart Industries, Inc.:

This year’s Annual Meeting of Stockholders of Chart Industries, Inc. will be held at 9:30 a.m., Eastern Time, on Wednesday, May 23, 2007 at the NASDAQ MarketSite, 4 Times Square, 2nd Floor, 43rd Street & Broadway, New York, New York (“Annual Meeting”). We will be reporting on Chart Industries, Inc.’s activities and you will have an opportunity to ask questions about our operations.

We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy card as soon as possible or the submission of a proxy by telephone or the Internet by following the instructions included on the proxy card would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Chart Industries, Inc., I would like to thank you for your continued support and confidence.

Sincerely yours,

Chairman, Chief Executive Officer and President

CHART INDUSTRIES, INC.
One Infinity Corporate Centre Drive, Suite 300
Garfield Heights, Ohio 44125-5370

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2007

To the Stockholders of Chart Industries, Inc.:

The Annual Meeting of Stockholders of Chart Industries, Inc. (the “Company”) will be held at 9:30 a.m., Eastern Time, on Wednesday, May 23, 2007 at the NASDAQ MarketSite, 4 Times Square, 2nd Floor, 43rd Street & Broadway, New York, New York (“Annual Meeting”), for the following purposes:

1. To elect six Directors for a term of one year; and

2. To transact any other business as may properly come before the Annual Meeting.

Only holders of the Company’s Common Stock of record as of the close of business on Friday, March 30, 2007 are entitled to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided or submit a proxy by telephone or the Internet by following the instructions on the proxy card. Stockholders who attend the Annual Meeting may revoke their proxy and vote in person.

By Order of the Board of Directors,

Samuel F. Thomas
Chairman, Chief Executive Officer and President

YOUR VOTE IS IMPORTANT
WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE 2007 ANNUAL MEETING.

CHART INDUSTRIES, INC.
One Infinity Corporate Centre Drive, Suite 300
Garfield Heights, Ohio 44125-5370

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

Mailed on or about April 23, 2007

Why am I receiving these materials?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chart Industries, Inc. for use at the Annual Meeting of Stockholders on May 23, 2007 at 9:30 a.m., Eastern Time, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

Who is paying for this proxy solicitation?

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding our common stock, par value $0.01 per share (“Common Stock”), for others their expenses for sending proxy materials to their principals. In addition to solicitation of proxies by mail, our Directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview. We also may retain a third party to aid in the solicitation of proxies.

What voting rights do I have as a Stockholder?

On each matter to be voted on, you have one vote for each outstanding share of Common Stock you own as of March 30, 2007, the record date for the meeting. Only stockholders of record at the close of business on March 30, 2007 are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were 25,588,835 shares of Common Stock outstanding and entitled to vote. Stockholders do not have the right to vote cumulatively in the election of Directors.

How do I vote?

If you are a stockholder of record, you can vote (i) in person at the Annual Meeting; or (ii) you can vote by signing and mailing in your proxy card in the enclosed envelope; or (iii) by submitting a proxy by telephone by calling 1-800-690-6903 or via the Internet at www.proxyvote.com. Proxies submitted via the telephone or Internet must be received by 11:59 p.m. Eastern Time on May 22, 2007. More detailed instructions are included on the proxy card. In order to submit a proxy via the telephone or Internet, you must have the enclosed proxy card available and follow the instructions on the proxy card.

If you are a stockholder of record, the proxy holders will vote your shares based on your directions. If you sign and return your proxy card, but do not properly direct how your shares of Common Stock should be voted, the proxy holders will vote “FOR” the election of the six nominees listed in this proxy statement and will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

If you hold shares of Common Stock through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

Can I revoke or change my vote after I submit a proxy?

Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary (we must receive your new proxy card before the Annual Meeting begins), or you may attend the Annual Meeting and vote in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy, rather you must notify a Chart representative at the Annual Meeting of your desire to revoke your proxy and vote in person.

What vote is required to approve the election of the six Directors for a one-year term ending at the Annual Meeting in 2008?

The nominees receiving the greatest number of votes will be elected. A proxy card marked “Withheld” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated. Abstentions and broker non-votes will have no effect on the election of Directors.

What constitutes a quorum?

A quorum of stockholders will be present at the Annual Meeting if at least a majority of the aggregate voting power of Common Stock outstanding on the record date is represented, in person or by proxy, at the Annual Meeting. With 25,588,835 shares outstanding as of the close of business on the record date, stockholders representing at least 12,794,418 shares will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

Can Stockholders make proposals for the 2007 Annual Meeting?

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy statement for the 2007 Annual Meeting, the Company must have received proposals no later than March 1, 2007.

Pursuant to the Company’s By-Laws, stockholders may present proposals that are proper subjects for consideration at an Annual Meeting. The Company’s By-Laws require all stockholders who intend to make proposals at an annual stockholders meeting to submit their proposals to the Company by specific dates in order to be eligible for consideration at an Annual Meeting. See “Corporate Governance and Related Matters” and “Stockholder Proposals for 2008 Annual Meeting” for a detailed discussion of this By-Laws provision. To be eligible for consideration at the 2007 Annual Meeting, proposals that were not submitted by the deadline for inclusion in the proxy statement must have been received by the Company no later than February 22, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and accompanying footnotes show information regarding the beneficial ownership of our Common Stock as of March 30, 2007 by:

•	each person who is known by us to own beneficially more than 5% of our Common Stock;

•	each member of our Board of Directors and each of our named executive officers; and

•	all members of our Board of Directors and our executive officers as a group.

The table below is based on 25,588,835 shares of Common Stock outstanding as of March 30, 2007. The table below does not give effect to the expected change in the ownership percentages in the event that First Reserve Corporation (“First Reserve”) or its affiliates and certain management members sell their shares in a public offering for which a Registration Statement (the “Potential Public Offering”) has been filed with the Securities and Exchange Commission (“SEC”). First Reserve, Mr. Thomas and Mr. Biehl may sell up to 12,376,214, 120,000 and 20,000 shares, respectively, included in the table below if the Potential Public Offering is completed.

	Shares Beneficially Owned(1)
		Percent of
Name of Beneficial Holder	Number	Common Stock

First Reserve Fund X, L.P(2)	12,376,214	48.4%
Capital Research and Management Company(3)	2,266,400	8.9%
Samuel F. Thomas(4)	498,304	1.9%
Michael F. Biehl(5)	42,845	*
Matthew J. Klaben(6)	9,471	*
James H. Hoppel, Jr.(7)	7,875	*
Kenneth W. Moore(8)(9)	—	*
Timothy H. Day(8)(10)	—	*
Steven W. Krablin(11)	—	*
Michael W. Press(12)	2,000	*
Richard E. Goodrich(13)	2,000	*
All Directors and officers as a group (9 persons)	562,495	2.2%

(1)	In accordance with SEC rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding options covering Common Stock, if any, exercisable by such owner within 60 days after March 30, 2007, but no exercise of outstanding options covering Common Stock held by any other person.

(2)	48.4% of our Common Stock is owned by FR X Chart Holdings LLC, or Chart Holdings, which in turn is 100% owned and managed by First Reserve Fund X, L.P., or Fund X. First Reserve GP X, L.P., or GP X, is the general partner of Fund X. First Reserve GP X, Inc., or GP X, Inc., is the general partner of GP X. First Reserve Corporation, or First Reserve, is the advisor to Fund X. (In this footnote we refer to Fund X, GP X and GPX, Inc. collectively as, the “Fund Entities”.) The officers of GP X Inc. are William E. Macaulay, John A. Hill, Alan G. Schwartz, Cathleen M. Ellsworth, J.W.G. (Will) Honeybourne, Alex T. Krueger, Mark A. McComiskey, Kenneth W. Moore, Thomas J. Sikorski, Jennifer C. Zarrilli, Timothy H. Day, Joseph Robert Edwards, J. Hardy Murchison, Glenn J. Payne, Kristin A. Custar, Rahman P. D’Argenio, Brian K. Lee, Bingfeng Leng, Timothy K. O’Keefe, Jeffrey K. Quake, Daniel S. Rice, Anne E. Gold, Valeria A. Thomason, Damien T.J. Harris, Francesco Giuliani, Neil J. Hartley, Joshua R. Weiner, Avik Dey, Dod E. Wales, Joel C. Lambert and Matthew S. Raben who are all employees of First Reserve. Decisions with respect to voting and investments are made by the Investment Committee of First Reserve, made up of a subset of these officers that includes the officers named above except for Ms. Thomason and Mr. Harris. With respect to investments held by these entities, decisions with respect to operations oversight are made by the subset of these officers that work most closely on a given investment, which includes Messrs. Macaulay, Moore and Day in the case of Chart Industries, Inc. The shares consist of 12,376,214 shares directly owned by Chart Holdings. In addition, there are 5,332 aggregate shares of Common Stock underlying the 2,666 restricted stock units of the Company issued to each of Messrs. Day and Moore under the 2005 Stock Incentive Plan which will vest on July 25, 2007. These shares have not been included in the table above. The Fund Entities (but not Chart Holdings) are entitled to a portion of the profits from the sale of such restricted stock units and any underlying shares of Common Stock, and may therefore be deemed to share beneficial ownership over such securities. The address of FR X Chart Holdings LLC, Fund X, GP X, GP X, Inc. and First Reserve Corporation is c/o First Reserve Corporation, One Lafayette Place, Greenwich, Connecticut 06830.

(3)	According to a Schedule 13G filed with the SEC on February 12, 2007, Capital Research and Management Company, as of December 29, 2006, has sole voting power and sole dispositive voting power over 2,266,400 shares. Capital Research and Management Company is located at 333 South Hope Street, Los Angeles, California 90071.

(4)	Shares beneficially owned by Mr. Thomas include 134,998 shares that were transferred to a trust of which Mr. Thomas is the grantor and the current beneficiary and 47,478 shares which he has the right to acquire within 60 days of March 30, 2007 through the exercise of stock options.

(5)	Shares beneficially owned by Mr. Biehl include 14,243 shares which he has the right to acquire within 60 days of March 30, 2007 through the exercise of stock options.

(6)	Shares beneficially owned by Mr. Klaben include 6,971 shares which he has the right to acquire within 60 days of March 30, 2007 through the exercise of stock options.

(7)	Shares beneficially owned by Mr. Hoppel include 5,375 shares which he has the right to acquire within 60 days of March 30, 2007 through the exercise of stock options.

(8)	Mr. Moore is a Managing Director of First Reserve Corporation and GP X, Inc. Mr. Day is a Director of First Reserve Corporation and GP X, Inc. Mr. Moore and Mr. Day each disclaim beneficial ownership of any shares of the issuer’s equity securities owned by such entities or their affiliates (including First Reserve Fund X, L.P.).

(9)	Shares beneficially owned by Mr. Moore consist of 2,666 restricted stock units, which will vest on July 25, 2007. These shares have not been included in the table above. See footnote 2.

(10)	Shares beneficially owned by Mr. Day consist of 2,666 restricted stock units, which will vest on July 25, 2007. These shares have not been included in the table above. See footnote 2.

(11)	Shares beneficially owned by Mr. Krablin consist of 2,666 restricted stock units, which will vest on July 25, 2007. These shares have not been included in the table above.

(12)	Shares beneficially owned by Mr. Press also include 2,658 restricted stock units, which will vest on August 15, 2007. These shares have not been included in the table above.

(13)	Shares beneficially owned by Mr. Goodrich also include 2,658 restricted stock units, which will vest on August 15, 2007. These shares have not been included in the table above.

*	Less than 1%

ELECTION OF DIRECTORS

The Board of Directors consists of six Directors with each term expiring at the Annual Meeting. There is currently one vacancy on the Board of Directors. The Board may fill this vacancy at such time as an appropriate director candidate is identified according to the process and criteria described under the caption “Corporate Governance and Related Matters” below. Such candidate would also satisfy the “independence” requirements under the listing standards of the Nasdaq Global Market (“NASDAQ”).

As discussed under the caption “Corporate Governance and Related Matters” below, by July 25, 2007, as generally required by NASDAQ rules, a majority of our Board of Directors is expected consist of independent Directors. Accordingly, we are presently undertaking a review of a variety of options that will allow us to satisfy this independence requirement, including, but not limited to: (i) filling any vacancies on our Board of Directors with one or more independent Directors; (ii) appointing additional independent Directors to our Board of Directors; and (iii) potentially having one of more of our non-independent Directors resign before expiration of their tenure. While all of our nominee Directors have indicated a willingness to serve as a Director of our Company, they have also indicated that they would resign from such office if the Board determines that such resignation is required in connection with the Company’s satisfaction of the NASDAQ independent director requirement. Currently, First Reserve has a right to designate three Director nominees based upon First Reserve’s current ownership of our outstanding Common Stock, as described in more detail under the caption “Certain Related Party Transactions” below. If the Potential Public Offering is consummated and First Reserve no longer owns the requisite shares of Common Stock of our Company in order to designate Director nominees, then the Board may consider this event with respect to its efforts to satisfy the NASDAQ independence requirements.

Each of the nominees has indicated his willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve, the Board may either reduce its size, or designate or not designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee unless instructions are given to the contrary.

The table below sets forth the names, age as of March 30, 2007, and existing positions with the Company of each nominee:

Name	Age	Position

Samuel F. Thomas	55	Chairman of the Board of Directors, Chief Executive Officer, and President
Kenneth W. Moore	37	Director
Timothy H. Day	36	Director
Steven W. Krablin	56	Director
Michael W. Press	60	Director
Richard E. Goodrich	63	Director

The following sets forth biographical information for our nominees.

Samuel F. Thomas was elected Chairman of our Board of Directors on March 27, 2007 and has served as our Chief Executive Officer and President and as a member of our Board of Directors since October 2003. Prior to joining our Company, Mr. Thomas was Executive Vice President of Global Consumables at ESAB Holdings Ltd., a provider of welding consumables and equipment. In addition to his most recent position at ESAB, Mr. Thomas was responsible for ESAB N. America during his employment at ESAB Holdings Ltd. Prior to joining ESAB in February 1999, Mr. Thomas was Vice President of Friction Products for Federal Mogul, Inc. Prior to its acquisition by Federal Mogul in 1998, Mr. Thomas was employed by T&N plc from 1976 to 1998, where he served from 1991 as chief executive of several global operating divisions, including industrial sealing, camshafts and friction products.

Kenneth W. Moore has been a member of our Board of Directors since October 17, 2005. Mr. Moore is a Managing Director of First Reserve Corporation and joined that firm in January 2004. Prior to joining First Reserve Corporation, Mr. Moore was a Vice President at Morgan Stanley, an investment bank, from 2000 until 2004. Prior to joining Morgan Stanley, Mr. Moore was an Associate at Chase Securities from 1998 until 2000. Mr. Moore also serves as a director of Dresser-Rand Group, Inc.

Timothy H. Day has been a member of our Board of Directors since October 17, 2005. Mr. Day is a Director of First Reserve Corporation, which he joined in November 2000. Before joining First Reserve Corporation, Mr. Day was employed at WorldOil.com where he was a Vice President in charge of Operations. Prior to that time, Mr. Day spent three years with SCF Partners, a private equity investment group and three years with CS First Boston and Salomon Brothers.

Steven W. Krablin became a Director on July 25, 2006.  From January 1996 until April 2005, Mr. Krablin served as the Senior Vice President and Chief Financial Officer of National Oilwell Varco Inc. or its predecessors, a major manufacturer and distributor of oil and gas drilling equipment and related services for land and offshore drilling rigs. Prior to 1996, Mr. Krablin served as Senior Vice President and Chief Financial Officer of Enterra Corporation until its merger with Weatherford International. Mr. Krablin also serves as a director of Penn Virginia Corporation and Hornbeck Offshore Services, Inc.

Michael W. Press became a Director on August 15, 2006 and has been designated as our Lead Independent Director. Mr. Press has been self-employed since 2001. Prior to that, he spent 27 years in the energy industry in senior management and executive positions. From 1997 to 2001, Mr. Press was Chief Executive Officer of KBC Advanced Technologies plc, an international petroleum consulting firm. Mr. Press also serves as a director of Petrofac Ltd. and T-3 Energy Services, Inc.

Richard E. Goodrich became a Director on August 15, 2006. Mr. Goodrich is a retired Executive Vice President and Chief Financial Officer of Chicago Bridge & Iron Company N.V. (“CB&I”), an engineering, procurement and construction company that provides services to customers in the chemicals and energy industries. Prior to retiring, Mr. Goodrich served as Executive Vice President and Chief Financial Officer of CB&I from 2001 to 2005, and until June 2006, as acting Chief Financial Officer. Mr. Goodrich also serves as a director of Gundle/SLT Environmental, Inc.

The Board of Directors unanimously recommends that you vote FOR the election of the six candidates for Director.

CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

Our Board of Directors currently consists of six Directors and has one vacancy. Each of Messrs. Goodrich, Krablin and Press is independent under the listing standards of NASDAQ. The listing standards of the NASDAQ generally require that a majority of an issuer’s Board of Directors must consist of independent directors, but provide for a phase-in period of one year from the date of listing. In accordance with this phase-in rule and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), we intend to have a Board of Directors consisting of a majority of independent directors within one year of our initial public offering.

Board and Committee Meetings

The Board of Directors held four regular meetings and three executive sessions at which only the non-management Directors attended during the fiscal year ended December 31, 2006. Each Director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period he served as a Director and (2) the total number of meetings held by committees of the Board on which he served. Board members are expected to attend Chart’s Annual Meeting of Stockholders. We did not hold an Annual Meeting of Stockholders in 2006. The non-management Directors meet in executive sessions after the end of each of the regularly scheduled Board meetings, which are presided over by the Lead Independent Director who is identified in the table below. The Board has the three committees: Nominations and Corporate Governance Committee; Audit Committee; and Compensation Committee. Committee membership is described in the following table:

Nominations and
Corporate
		Compensation	Governance
	Audit Committee	Committee	Committee

Samuel F. Thomas
Timothy H. Day	Member	Member
Richard E. Goodrich	Member	Member, Chairperson
Steven W. Krablin	Member, Chairperson, Financial Expert		Member
Kenneth W. Moore			Member
Michael W. Press		Member	Member, Chairperson, Lead Independent Director

Nominations and Corporate Governance Committee.

The Company’s Nominations and Corporate Governance Committee consists of three members: Steven W. Krablin, Kenneth W. Moore and Michael W. Press. Mr. Press serves as the chairman of the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee met one time during fiscal year 2006. The Nominations and Corporate Governance Committee is governed by the Nominations and Corporate Governance Committee Charter which was adopted by the Board of Directors, a copy of which is available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

The Nominations and Corporate Governance Committee is responsible for (1) developing, recommending and reviewing the adequacy of the corporate governance principles applicable to us, (2) consulting with our Audit Committee and the Board of Directors regarding the adoption of codes of conduct applicable to all employees and Directors when required by the rules of NASDAQ and adopting procedures for monitoring and enforcing compliance with such code of conduct, (3) reviewing our compliance with state and federal laws and regulations and with the NASDAQ corporate governance listing requirements, (4) making recommendations to the Board of Directors regarding the size and composition of the Board of Directors, (5) establishing criteria for the selection of new Directors to serve on the Board of Directors and reviewing the appropriate skills and characteristics required of Directors, (6) identifying, screening and recommending nominees to be proposed by us for election as Directors at the Annual Meeting of Stockholders, or to fill vacancies, (7) considering and reviewing the qualifications of any nominations of Director candidates validly made by stockholders, (8) reviewing the committee structure of the Board of Directors and recommending Directors to serve as members of each committee, (9) overseeing the annual evaluation of management, the Board of Directors, its members and committees and (10) establishing criteria for and leading the annual performance self-evaluation of the Board of Directors and each committee.

Prospective Director nominees are identified through contacts of the members of the Board of Directors or members of senior management, through searches conducted by professional search firms, or through recommendations of potential candidates by stockholders, employees or others. Once a prospective Director nominee has been identified, the Nominations and Corporate Governance Committee makes an initial determination through information provided to the Nominations and Corporate Governance Committee and information supplemented by the Nominations and Corporate Governance Committee through its own inquiries. The Nominations and Corporate Governance Committee will evaluate Director nominees, including nominees that are submitted to the Company by a stockholder. In selecting new Directors of the Company, consideration is given to each individual Director’s personal qualities and abilities, the collective Board members’ skills and aptitudes for conducting oversight of the Company and its management, and duties imposed by law, regulation and the Company’s contractual obligations. Important factors include:

•	Each Director must, as determined by the Board, be qualified to perform duties of a Director in accordance with the Delaware General Corporation Law as evidenced by the Director’s experience, accomplishments, skills and integrity;

•	Directors must be persons possessing the highest personal values and integrity;

•	Directors must be able to perform their duties in the best interests of the Company and its stockholders, without conflicts of interest;

•	The Company will comply fully with all legal and regulatory requirements concerning the independence and composition of the Audit, Nominations and Corporate Governance, Compensation and any other committees of the Board, subject to any exemptions provided by the Listing Standards of the NASDAQ;

•	Collectively, Board members will bring to the Company a broad range of complementary skills (such as an understanding of finance, manufacturing, industry, energy markets, marketing, public company governance and international background), educational and professional expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive, and effective Board; and

•	Directors will have experience in policy-making levels of business and must have an aptitude for evaluating business matters and making practical and mature judgments.

In addition, Directors must have time available to devote to Board activities and the ability to work collegially. In determining whether to recommend a Director for re-election, the Nominations and Corporate Governance Committee also considers the Director’s past attendance at meetings and participation in and contribution to the activities of the Board of Directors. At all times, at least one member of the Board must meet the definition of “financial expert” as such term is defined in Item 401(h) of Regulation S-K and serve on the Company’s Audit Committee.

Pursuant to the terms of its stockholder agreement with us, for so long as First Reserve continues to hold (1) less than 50% but at least 25% of our outstanding Common Stock, it has the right to designate three Director nominees, (2) less than 25% but more than 10% of our outstanding Common Stock, it has the right to designate two Director nominees, and (3) 10% of our outstanding Common Stock, it has the right to designate one Director nominee. Once First Reserve holds less than 10% of our outstanding Common Stock, it will have no right to designate Directors pursuant to the stockholders agreement. First Reserve has designated Messrs. Day and Moore to serve as Directors on our Board, and our Nominating Committee has recommended the re-election of Messrs. Day and Moore to our stockholders in accordance with First Reserve’s Director designation rights.

The Nominations and Corporate Governance Committee will consider potential candidates recommended by stockholders, current Directors, Company officers, employees and others. The Nominations and Corporate Governance Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for Director nominations may be submitted to the Company pursuant to the requirements described under the caption “Stockholders Communications with the Board” below. Stockholder recommendations for Director nominations will be forwarded to the Nominations and Corporate Governance Committee for consideration, provided such recommendations are accompanied by sufficient information to permit the Nominations and Corporate Governance Committee to evaluate the qualifications and experience of the nominees. Recommendations should include, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of Common Stock of the Company which are beneficially owned by such candidate;

•	a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee(s) to being named as a nominee and to serve as a Director if elected;

•	the name and record address of the stockholder who is submitting the notice;

•	the number of shares of Common Stock which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; and

•	a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the proposed nominee named in the notice.

Our By-Laws provide that stockholders seeking to nominate candidates for election as Directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting or at such other time as specified in our By-Laws. Our By-Laws also specify requirements as to the form and content of a stockholder’s notice. You also can obtain a printed copy of our By-Laws, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

Audit Committee.

Our Audit Committee consists of Richard E. Goodrich, Timothy H. Day and Steven W. Krablin. Mr. Krablin serves as the Audit Committee chairman. The Audit Committee met six times during fiscal year 2006. The Audit Committee is governed by the Audit Committee Charter which was adopted by the Board of Directors, a copy of which is available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

The Audit Committee’s responsibilities include (1) appointing, retaining, compensating, evaluating and terminating our independent auditors and approving in advance any audit or non-audit engagement or relationship between us and such auditor, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent accountant’s qualifications and independence, the performance of the independent accountants and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors’ report describing the auditing firms’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent auditors, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management, internal auditors and the independent auditor, (9) reviewing with the independent auditor any audit problems or difficulties and managements’ response,

(10) setting clear hiring policies for employees or former employees of the independent auditors, (11) annually reviewing the adequacy of the Audit Committee’s written charter, (12) reviewing with management any legal matters that may have a material impact on us and our financial statements and (13) reporting regularly to the full Board of Directors.

We expect that our Audit Committee will be comprised of three independent Directors within the transition periods specified in Rule 10A-3 under the Exchange Act. Mr. Day does not satisfy the current independence standards of NASDAQ and Section 10(A)(m)(3) of the Exchange Act. Our Board has determined that each of Mr. Krablin and Mr. Goodrich of the Audit Committee satisfies the current independence standards of NASDAQ and Section 10A(m)(3) of the Exchange Act, and our Board has determined that the duties of Mr. Krablin on the audit committees of two or more other public companies do not impair his ability to serve effectively on our Audit Committee. Our Board of Directors has determined that each of Mr. Krablin and Mr. Goodrich qualifies as an Audit Committee “financial expert” as such term is defined in Item 401(h) of Regulation S-K and satisfies the NASDAQ accounting and financial management expertise requirements.

Compensation Committee.

Our Compensation Committee consists of Timothy H. Day, Richard E. Goodrich and Michael W. Press. Mr. Goodrich serves as the Compensation Committee chairman. The Compensation Committee met one time during fiscal year 2006. The Compensation Committee is governed by the Compensation Committee Charter which was adopted by the Board of Directors, a copy of which is available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

The Compensation Committee is responsible for (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our chief executive officer and other executive officers, (3) developing and recommending to the Board of Directors compensation for Board members, (4) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (5) reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related matters, (6) administration of stock plans and other incentive compensation plans, (7) overseeing compliance with any applicable compensation reporting requirements of the SEC, (8) approving the appointment and removal of trustees and investment managers for pension fund assets, (9) retaining consultants to advise the committee on executive compensation practices and policies and (10) handling such other matters that are specifically delegated to the Compensation Committee by the Board of Directors from time to time. See “Compensation Committee Report” and “Compensation Discussion and Analysis” below for additional information on the committee and its activities.

Code of Ethical Business Conduct and Officer Code of Ethics

The Board of Directors has adopted our Code of Ethical Business Conduct and also our Officer Code of Ethics which are both available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

Stockholder Communications with the Board

Stockholders may communicate their concerns directly to the entire Board or specifically to non-management Directors of the Board. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125. The status of all outstanding concerns addressed to the entire Board or only to non-management Directors will be reported to the Chairman of the Board or the Lead Independent Director, respectively, on a quarterly basis. Mr. Press has been designated as the Lead Independent Director.

COMPENSATION COMMITTEE REPORT

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2007 Annual Meeting of Stockholders.

Compensation Committee

Richard E. Goodrich, Chairman
Timothy H. Day
Michael W. Press

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The primary objectives of the Compensation Committee of our Board of Directors with respect to the determination and administration of our Company’s executive compensation programs historically have been to:

•	create and enhance stockholder value by attracting and retaining key executive talent;

•	align our executive officers’ incentives with stockholder value creation by tying compensation to the achievement of measurable operational and strategic objectives; and

•	award compensation at levels commensurate with each executive officer’s performance, experience and responsibilities.

Historically, our committee’s guiding philosophy with respect to executive officer compensation has emphasized performance-based compensation. Accordingly, our committee historically has provided for significant cash incentive compensation awards and the vesting of a portion of stock option grants based upon financial and stock performance, including, in the case of pre-initial public offering stock option grants, the return on investment that First Reserve realizes when and if it disposes of its remaining ownership interest in us. To achieve its objectives, our Compensation Committee historically has maintained compensation plans that tie a substantial portion of overall compensation for our named executive officers to our financial performance and the price of our Common Stock. Historically, our executive compensation program has been intended to provide base salaries below the median of executives at companies considered to be peers, with a total potential compensation package (including performance-based compensation) above median among such historical peers if maximum performance levels were achieved. Companies that may have been considered peers or potential peers for compensation purposes before our initial public offering, however, may not be the same companies that our Compensation Committee selects as peers for compensation purposes in the future.

Since October 2005, we have been controlled by our largest stockholder, First Reserve. With the exception of 2007 targets under the Chart Industries, Inc. Incentive Compensation Plan and 2007 base salary levels, described below, all compensation arrangements currently in place were put in place prior to our initial public offering, which was completed on July 31, 2006, and were not modified, except for those modifications necessary to reflect our Company’s public company status, in connection with the initial public offering. Although our Board of Directors and Compensation Committee were responsible for the implementation and administration of all of our current benefit and compensation plans before our initial public offering, all compensation decisions relating to the Chief Executive Officer and the other executive officers named in the 2006 Summary Compensation Table below were subject to the review of First Reserve directly or through its representatives. Moreover, the Board of Directors under which our executive compensation plans were adopted before our initial public offering was comprised of Mr. Ben A. Guill (a former Director), Mr. Day, Mr. Moore and Mr. Thomas. The Compensation Committee of the Board of Directors was comprised of Mr. Guill, Mr. Day and Mr. Moore, all of whom are affiliated with First Reserve.

As part of and subsequent to our initial public offering, we have appointed three additional independent directors to our Board of Directors and have altered the membership of our Compensation Committee so that a majority of the members are independent directors. Currently, the Compensation Committee is comprised of Mr. Goodrich (Chairperson), Mr. Press and Mr. Day. Our Compensation Committee presently is undertaking a review of our entire executive compensation program for our executive officers, with the assistance of Mercer Human Resource Consulting, an independent outside compensation consulting firm, engaged by the committee. This review includes a study to determine the companies that should be considered as peer group companies for executive compensation purposes, as well as a review of our compensation objectives and philosophy, and the individual components of our total compensation package for executive officers. This review is ongoing at the present time. Accordingly, except as otherwise indicated, this Compensation Discussion and Analysis reflects a discussion of our historical compensation objectives and philosophy, as well as the historical elements of our total executive officer compensation package.

At the time of the acquisition of our Company by First Reserve in October 2005 (the “Acquisition”), while we were a private company, we entered into new employment agreements with Mr. Thomas and Mr. Biehl, and the Compensation Committee implemented new executive compensation programs, substantially as they are today. We subsequently entered into employment agreements with Mr. Klaben and Mr. Hoppel in March and May of 2006, respectively, while we were a private company before our initial public offering. The terms of all four employment agreements were negotiated by or with the input of representatives of First Reserve based upon prevailing market conditions for private equity investments and factors specific to the circumstances of our Company and our executive officers.

Our Chief Executive Officer periodically evaluates the performance of all other senior executives, and our Board and Compensation Committee periodically evaluate the Chief Executive Officer’s and other executive officers’ performance, in each case based on quantitative and qualitative performance criteria. These evaluations take place informally as well as formally in the setting of Board and Compensation Committee meetings, and are considered by the committee in making individual compensation determinations.

Elements of Compensation

Executive compensation consists of the following primary components:

Base Salary.  Base salaries are reviewed annually, and adjusted from time to time to reflect performance, experience, responsibilities and market conditions. Salary review is conducted by the Compensation Committee before or during the early part of the fiscal year for which the base salary will become effective. The Compensation Committee is responsible for setting the base salary of the Chief Executive Officer, and historically has taken into account his individual responsibilities, performance and experience, and the competitive market compensation paid by other companies of similar size in a similar industry. The current base salary for the CEO, which is $450,000 for 2007, an increase from $400,000 for 2006, was determined after a survey of certain potential peer group companies and based on the experience of the members of the Compensation Committee, taking into account his individual responsibilities, performance and experience relative to those of chief executive officers at companies similarly situated to the Company. Increases in base salary with respect to the executive officers, other than the Chief

Executive Officer, are recommended to the Compensation Committee by the Chief Executive Officer. In making this recommendation, the CEO considers each executive officer’s individual responsibilities, performance and experience, and competitive market compensation paid by similarly situated companies in similar geographic markets. However, any increase in base salary is granted at the sole discretion of the Compensation Committee. The current base salaries for the executive officers other than the Chief Executive Officer and President are $245,000 for the Executive Vice President, Chief Financial Officer and Treasurer for 2007 (an increase from $235,000 for 2006), $200,000 for the Vice President, General Counsel and Secretary for 2007 (an increase from $193,000 for 2006) and $170,000 for the Chief Accounting Officer, Controller and Assistant Treasurer (an increase from $154,000 for 2006).

Annual and Other Cash Incentive Awards.  In addition to their base salary, executive officers are eligible to earn an annual cash incentive bonus. Under the 2006 Chart Executive Incentive Compensation Plan (the “2006 Bonus Plan”), adopted by the Board of Directors and approved by our stockholders on March 1, 2006 and July 18, 2006, respectively, executive officers were eligible to earn a cash incentive bonus for 2006 if performance exceeded threshold amounts in an amount up to a pre-determined percentage, ranging from 90% to 165% of the executive officer’s base salary (with higher ranked officers being compensated at a higher percentage of base salary), at maximum performance levels. The Compensation Committee established performance targets under the 2006 Bonus Plan for the 2006 fiscal year. The material targets included working capital and EBITDA targets. When these targets were set in early 2006, they were set at levels that were believed to represent significant performance that would involve some difficulty at the threshold levels, increased difficulty at the 100% target levels, and significant difficulty at the maximum target levels, in each case relative to historical trends and future expectations at the time the levels were set. Management believes that EBITDA is a typical performance measure among private equity portfolio companies, and that EBITDA and working capital also reflect key performance measures used to track the Company’s value, operational performance and cash flow externally and internally. The 2006 Bonus Plan provides that if actual performance falls below the minimum threshold for a performance objective, the executive officer will receive no payment based on that objective, and provides for payment determination on a straight-line basis for performance between the minimum performance threshold and 100% target and between 100% target and maximum target level. Following the end of the fiscal year, the Compensation Committee determines (i) whether and to what extent any of the established performance objectives have been satisfied, and (ii) for each executive officer employed as of the last day of the fiscal year, the actual bonus to which such executive officer shall be entitled. The committee has determined that our financial performance for our 2006 fiscal year has exceeded the maximum target levels for each executive officer performance measure under the 2006 Bonus Plan. Accordingly, we paid the following cash payments under the 2006 Bonus Plan to our executive officers on March 15, 2007: Chief Executive Officer and President, $660,000; Executive Vice President, Chief Financial Officer and Treasurer, $352,500; Vice President, General Counsel and Secretary, $202,650; and Chief Accounting Officer, Controller and Assistant Treasurer, $138,600.

In addition to any incentive awards granted under the 2006 Bonus Plan, Mr. Klaben received a signing bonus, in the amount of $25,000, as an inducement related to his joining our Company in March 2006.

In March 2006, Messrs. Thomas, Biehl and Hoppel received annual bonus incentive compensation, pursuant to the terms of the Chart Industries, Inc. 2005 Incentive Compensation Plan, in the amount of $600,000, $319,800 and $106,500, respectively. Mr. Klaben did not receive a cash incentive bonus under this plan, as he was not our employee during our 2005 fiscal year. The target amounts, performance measures (which included earnings before interest, taxes, depreciation, amortization and restructuring charges (EBITDAR), but not working capital) and thresholds set under our 2005 Incentive Compensation Plan, which was adopted before we were acquired by First Reserve in October 2005, were different than those under our 2006 Bonus Plan, reflecting anticipated performance of the Company and performance measure priorities in early 2005 as set by our Compensation Committee and Board of Directors in the period prior to the Acquisition.

Beginning with our 2007 fiscal year and going forward, annual cash bonuses, if any, will be awarded under the Chart Industries, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”), which was adopted by the Board of Directors and approved by our stockholders on July 17 and July 18, 2006, respectively. The Incentive Compensation Plan provides the Compensation Committee with greater flexibility to establish performance criteria and performance periods for which cash incentive compensation will be awarded. Under the Incentive

Compensation Plan, a performance period may be for a fiscal year or a multi-year cycle, as determined by the Compensation Committee, and the performance objectives upon the attainment of which target incentive bonuses will be awarded may be based on one or more of certain performance criteria which may relate to us, one or more of our subsidiaries, our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the committee shall determine. The Compensation Committee may appropriately adjust any performance evaluation under a performance objective or objectives to reflect or exclude certain extraordinary events that may occur during the performance period. If there is a change in control, as defined in the Incentive Compensation Plan, the Compensation Committee will determine promptly, in its discretion, whether and to what extent the performance criteria have been met or will be deemed to have been met for the year in which the change in control occurs and for any completed performance period for which a determination under the plan has not been made. If the committee determines the criteria have been met, participants will receive their bonuses as soon as practicable, but in no event more than 30 days after the determination.

Pursuant to the terms of the Incentive Compensation Plan, no executive officer or other participant may receive a bonus, with respect to any fiscal year, in excess of $5.0 million. The committee has absolute discretion to reduce or eliminate the amount otherwise payable under the Incentive Compensation Plan and to establish rules or procedures which limit the amount payable to a participant to an amount that is less than the amount otherwise approved as that participant’s target incentive bonus.

Our Compensation Committee has set annual incentive compensation targets and performance measures for our 2007 fiscal year under the Incentive Compensation Plan. Under these targets, our executive officers are eligible to earn a cash incentive bonus for our 2007 fiscal year if performance exceeds threshold amounts in an amount up to a pre-determined percentage, ranging from 97.5% to 165% of the executive officer’s base salary (with higher ranked officers being compensated at a higher percentage of base salary), at maximum performance levels. The performance measures established under the Incentive Compensation Plan for the 2007 fiscal year for executive officers are operating income, net income and working capital. The committee selected these measures for 2007 in an effort to more closely align executive officer cash bonus measures to measures that are believed to be meaningful indications of our performance for our public stockholders. These performance measures were set at levels that were believed to represent, when they were set in early 2007, significant performance that would involve some difficulty at the threshold levels, increased difficulty at the 100% target levels, and significant difficulty at the maximum levels, in each case relative to historical trends and future expectations at the time the levels were set. Following the end of the 2007 fiscal year, the Compensation Committee will determine (i) whether and to what extent any of the established performance objectives have been satisfied for 2007, and (ii) for each executive officer employed as of the last day of 2007, the actual bonus to which such executive officer will be entitled for 2007. Executive officers will be entitled to the following cash payments under the Incentive Compensation Plan for 2007, based on a percentage of 2007 base salary, if Company performance meets the minimum performance threshold for each performance measure, meets the 100% target for each performance measure, or meets or exceeds the maximum target level for each performance measure for 2007, respectively: Chief Executive Officer and President, $0, $495,000 and $742,500, respectively; Executive Vice President, Chief Financial Officer and Treasurer, $0, $245,000 and $367,500, respectively; Vice President, General Counsel and Secretary, $0, $140,000 and $210,000, respectively; and Chief Accounting Officer, Controller and Assistant Treasurer, $0, $110,500 and $165,750, respectively. If actual performance falls below the minimum performance threshold for a performance measure, the executive officer will receive no payment based on that measure, and for performance levels between the minimum performance threshold and 100% target, and between 100% target and the maximum target level, payments are determined based on a straight-line relationship. Once bonus amounts have been determined, those bonuses, if any, are required to be paid to executive officers by March 15, 2008.

Payments made under the 2006 Bonus Plan and the Incentive Compensation Plan are intended to be exempt from the deduction limitations of Section 162(m) of the Internal Revenue Code under transition reliance period rules applicable to compensation paid pursuant to a plan that existed before we became publicly held and that was disclosed in our initial public offering prospectus.

Consistent with our historical compensation philosophy, the annual incentive performance bonus historically has been a significant portion of total compensation. The purpose of both the 2006 Bonus Plan and the Incentive

Compensation Plan is to attract, retain, motivate and reward participants by providing them with the opportunity to earn competitive compensation directly linked to our performance. The plans were designed to provide our executive officers with incentive compensation based upon the achievement of pre-established performance goals. The performance criteria are tied to Company, rather than individual performance. This approach historically has been taken by our Company in light of our historical emphasis on performance-based compensation tied to Company financial and stock performance, rather than qualitative individual performance assessments.

Equity Compensation.  All of our executive officers have received equity compensation under one or both of our 2004 Stock Option and Incentive Plan or our Amended and Restated 2005 Stock Incentive Plan. We have not adopted stock ownership guidelines, and, therefore, our stock incentive plans have provided the principal method for our executive officers to acquire equity interests in our Company.

Amended and Restated 2005 Stock Incentive Plan

The Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”) was initially adopted effective November 23, 2005, in connection with the Acquisition. The plan, as amended and restated, was adopted by the Board of Directors and approved by our stockholders in connection with our initial public offering. The 2005 Stock Incentive Plan was amended and restated at that time to reflect the fact that our public company status made certain provisions under the original plan no longer applicable. The 2005 Stock Incentive Plan provides for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based grants, including shares of our Common Stock sold to our non-employee Directors, executive officers, other key employees and consultants. The 2005 Stock Incentive Plan is administered by our Board of Directors, which may delegate its duties and powers in whole or in part to any committee thereof. The Board has delegated administration of the 2005 Stock Incentive Plan to the Compensation Committee.

Despite the flexibility afforded under the 2005 Stock Incentive Plan to award a variety of equity-based awards, the Compensation Committee has awarded to the executive officers only stock options to date. The Compensation Committee may in the future, as part of its evaluation of overall executive compensation arrangements, make grants of other kinds of equity compensation awards to our executive officers or other employees. To date, the Compensation Committee has granted to our executive officers under the 2005 Stock Incentive Plan certain options as non-qualified stock options, which have been granted as follows: approximately 35% vest and become exercisable over the passage of time, which we refer to as “time options,” assuming the holder thereof continues to be employed by us, and the remaining portion vests and becomes exercisable based upon the achievement of certain performance targets, which we refer to as “performance options.” Time options generally become exercisable by the holder of the option in installments of 20% on each of the first five anniversaries of the grant date. The performance based stock options vest based upon the return on investment that First Reserve realizes if and when it liquidates its ownership interest in us. Performance options generally become exercisable based upon the “Fund X Net Return,” which is the amount received by First Reserve in cash (and/or in-kind based upon the fair market value of securities or other property received by First Reserve) in respect of its investment in us divided by the amount of the investment by First Reserve in us, which we refer to as the Fund X Investment.

In our 2006 fiscal year, we awarded options covering a total of 108,555 shares of Common Stock, at an exercise price of $12.16 per share, to executive officers, under the 2005 Stock Incentive Plan. Mr. Klaben was awarded an option covering 99,592 shares of Common Stock, in connection with the commencement of his employment as Vice President, General Counsel and Secretary of the Company on March 29, 2006 as a result of negotiations between us and Mr. Klaben to induce Mr. Klaben to accept employment with us, and Mr. Hoppel was awarded an option covering 8,963 shares of Common Stock, in recognition of Mr. Hoppel’s appointment as our Chief Accounting Officer, in connection with grants to a number of employees, on April 27, 2006. Each of the options granted on March 29 and April 27, 2006 have similar terms, which are as follows: they have a 10-year term unless they are earlier terminated and approximately 35% are “time options,” and the remaining portion are “performance options,” each as described above.

With respect to the non-qualified stock options granted under the 2005 Stock Incentive Plan, we will be entitled to a tax deduction in the year in which the non-qualified stock option is exercised in an amount equal to the amount by which the fair market value of the shares underlying the non-qualified stock options on the date of exercise exceeds the exercise price of the option. For a description of the compensation expense we incurred in 2006 related to stock options held by executive officers, and related valuation assumptions under, see note (1) to “2006 Summary Compensation Table.”

The 2005 Stock Incentive Plan is intended to aid us in recruiting and retaining key employees, Directors and consultants of outstanding ability and to motivate such employees, Directors or consultants to exert their best efforts on behalf of us and our affiliates by providing incentives through the granting of awards. Our Compensation Committee historically has taken the view that providing our executive officers with a proprietary interest in our success further aligns the incentives of our executive officers with those of our stockholders. The allocation of option awards between time vesting and performance vesting allows us to satisfy both components of our compensation philosophy which focuses on retaining top executive talent and aligning the incentives of our executive officers with our stockholders. The fact that the vesting of 65% of the stock options that have been granted to our executive officers are tied directly to the return on investment which is realized by First Reserve is consistent with the fact that the grants were made during a time when the Company was under the control of a private equity investor. However, this is not inconsistent with our overall executive compensation philosophy, as an increase in stock value which benefits a significant stockholder should benefit all stockholders.

In connection with the completion of our initial public offering, we made a 9.95928-for-one adjustment with respect to the number of shares underlying options outstanding under our 2005 Stock Incentive Plan at the time of our initial public offering and a corresponding adjustment to the exercise prices of such options. These options included the options under the 2005 Stock Incentive Plan held by executive officers. The 9.95928-for-one adjustment with respect to the number of shares underlying options outstanding at the time of our initial public offering reflected both the 4.6263-for-one stock split on our shares of Common Stock outstanding before the consummation of the initial public offering, plus additional adjustments to both the exercise price and the number of shares underlying the options in order also to take into account, consistent with applicable tax standards and in accordance with the terms of the 2005 Stock Incentive Plan, the decrease in value of our pre-initial public offering Common Stock which resulted from the payment of the dividends received by our stockholders existing immediately prior to the initial public offering. Other than through these adjustments to their options, option holders would not have participated in the stock split or the dividends. In accordance with SFAS 123(R), “Share Based Payments”, we concluded that this cumulative 9.95928-for-one adjustment to the shares underlying options resulted in no additional stock-based compensation expense because our 2005 Stock Incentive Plan includes an anti-dilution modification provision that applies to share splits and extraordinary cash dividends, such as those that took place in connection with our initial public offering, and this modification represents an adjustment to keep the option holders in the same economic position as they were in before our initial public offering with respect to their options.

2004 Stock Option and Incentive Plan

The Chart Industries, Inc. 2004 Stock Option and Incentive Plan (the “2004 Stock Plan”), was adopted effective February 12, 2004 and approved by our stockholders on July 18, 2006. The 2004 Plan permits the grant of nonqualified stock options to our and our affiliates’ employees. Prior to the consummation of our initial public offering, all options that were outstanding under the 2004 Stock Plan were fully vested and exercised, and no options remain outstanding under the 2004 Stock Plan. We have not made any additional grants under the 2004 Stock Plan since the completion of our initial public offering, and we do not intend to make any grants under the 2004 Stock Plan going forward. For a description of stock options under our 2004 Stock Option Plan exercised in 2006 by executive officers, consisting of options held by Messrs. Thomas and Biehl, see “2006 Stock Option Exercises and Stock Vested Table.” Those employees who exercised their options outstanding under the 2004 Stock Plan in 2006 before our initial public offering, including Messrs. Thomas and Biehl, became holders of our Common Stock before our initial public offering and, accordingly, participated ratably in the cash dividend paid to our stockholders existing immediately prior to the initial public offering from the net proceeds of the initial public offering, and participated ratably in the stock dividend we distributed to the same pre-initial public offering stockholders on August 25, 2006 as part of the initial public offering, which we distributed after our initial public offering underwriters did not exercise their over-allotment option. Messrs. Thomas and Biehl received $5,866,697 and $328,493, respectively, as stockholders in the cash dividend and 73,181 and 4,097 shares of our Common Stock, respectively, as stockholders in the stock dividend. See “Management Equity” below.

Deferred Compensation.  The terms of our Amended and Restated Voluntary Deferred Income Plan are described below under “ — 2006 Nonqualified Deferred Compensation Table.” Participation in this plan is entirely voluntary, and we presently do not offer any matching monies or contributions. We offered this plan to our executive officers to defer their compensation to subsequent years to help with their personal tax planning. Of the executive officers, only Mr. Thomas elected to participate in this plan in 2006, and he deferred part of his bonus payable for our 2005 fiscal year in 2006 under this plan.

Other Benefits.  Executive officers are eligible to participate in all of our employee benefit plans, including our 401(k) Plan, health, life and disability insurance, retirement, deferred compensation and fringe benefits, as well as any equity compensation plans, as in effect from time to time, on the same basis as those benefits are generally made available to other senior executives of the Company.

Additionally, all of our executive officers receive automobile allowances. In accordance with our performance-based compensation philosophy, we intend to continue to maintain modest executive benefits and perquisites for officers; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable.

Option Grant Policies

For stock options granted under the 2005 Stock Incentive Plan, the exercise price per share is equal to the fair market value on the applicable date of grant. In March 2006 we hired an independent valuation firm to determine the fair market value of our Common Stock as of March 31, 2006. All stock options granted to our employees, including our executive officers, during our 2006 fiscal year and prior to our initial public offering were granted at fair market value, on the grant date in accordance with the valuation determined by our independent, outside valuation firm. The value of these options is reflected in our consolidated financial statements, based upon the applicable accounting guidance, using a fair market value formulation derived from the price at which we initially proposed to offer our stock to the public in our initial public offering, which was significantly higher than the price at which we actually offered our stock to the public. Equity grants in the form of restricted stock units made to our non-employee Directors, as discussed below under “Director Compensation” were granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value, as determined by the market price per share of a share of our Common Stock on the date of grant. Other than with respect to regular annual grants of restricted stock units made to our non-employee Directors as described below, we do not have any program, plan or policy which requires us to grant equity compensation on specified dates; however, we have not made any equity grants in connection with the release or withholding of material non-public information.

Change in Control Payments

None of the executive officers’ respective employment agreements provide for change in control payments; however accelerated vesting of outstanding time options will occur upon a change in control (as defined in the 2005 Stock Incentive Plan) pursuant to the terms of the 2005 Stock Incentive Plan. Immediately prior to a change in control of us, the exercisability of the time options will automatically accelerate with respect to 100% of the shares of our Common Stock subject to the time options. In addition, subject to the holder of the option’s continued employment, in the event First Reserve sells 100% of its interest in us to a third party prior to October 17, 2008 and, as a result of such sale, the Fund X Net Return is less than 2.50 times the Fund X Investment, but an internal rate of return of greater than 30% is realized, the performance options will accelerate with respect to 45% of the shares of our Common Stock subject to the performance option.

Immediately upon any change in control (as defined in our Amended and Restated Voluntary Deferred Income Plan) Mr. Thomas’ interest in all amounts credited to his account under the plan shall fully and immediately vest and become nonforfeitable. There currently are no Company contributions credited to Mr. Thomas’ account or any other employees’ account under this plan. In addition, our executive officers may receive payments under our Incentive Compensation Plan following a change in control (as defined in the Incentive Compensation Plan) if the

Compensation Committee determines the performance criteria have been met, as described above under “Elements of Compensation — Annual and Other Cash Incentive Awards.”

For more information on change in control and severance benefits, see “Other Potential Post-Employment Payments” below.

Anticipated Changes in Executive Compensation

Our executive compensation programs will continue in their current form until such time as the Compensation Committee determines in its discretion that revisions to our current plans or replacement plans are advisable. As discussed above, our Compensation Committee presently is undertaking a review of our entire executive compensation program for our executive officers, with the assistance of an independent outside compensation consulting firm engaged by the committee. This review and determinations of our Compensation Committee may result in changes in our compensation arrangements and analysis in the future, including the peers against which our committee measures executive compensation, changes in equity or other long-term incentives, and other changes as the committee may determine.

As mentioned above, following our initial public offering, the membership of the Compensation Committee was altered to include two independent directors. By July 25, 2007, in accordance with NASDAQ rules, our Compensation Committee will be required to consist solely of independent directors.

EXECUTIVE AND DIRECTOR COMPENSATION

2006 SUMMARY COMPENSATION TABLE

The following table and related notes and discussion summarize compensation earned for our 2006 fiscal year by our four executive officers who served as executive officers during and at the end of 2006, who we refer to as our “named executive officers,” presented in accordance with SEC rules.

						Non-Equity
					Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)		Awards ($)(1)	Compensation(2)	Compensation ($)(3)	Total ($)

Samuel F. Thomas	2006	$400,000	—		$384,618	$660,000	$30,404	$1,475,022
(Chairman, Chief Executive Officer and President)
Michael F. Biehl	2006	$235,000	—		$115,385	$352,500	$33,089	$735,974
(Executive Vice President, Chief Financial Officer and Treasurer)
Matthew J. Klaben	2006	$146,977	$25,000	(5)	$169,021	$202,650	$10,818	$554,466
(Vice President, General Counsel and Secretary)(4)
James H. Hoppel, Jr.	2006	$153,000	—		$52,178	$138,600	$36,993	$380,771
(Chief Accounting Officer, Controller and Assistant Treasurer)

(1)	The option awards and the dollar values included in the option awards column are set forth in the table below. These awards were all granted pursuant to the 2005 Stock Incentive Plan and include awards granted in and prior to 2006. The dollar values shown in the table above are the aggregate dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R), “Share-Based Payment,” and SEC rules for executive compensation disclosure. The following assumptions were used in calculating the amounts listed:

The fair value of the options granted on November 23, 2005 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4.80 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s Common Stock of 47.0 percent and a weighted average expected life of 7.5 years for the options.

The fair value of the options granted on March 29, 2006 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.0 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s Common Stock of 47.0 percent and a weighted average expected life of 7.5 years for the options.

The fair value of the options granted on April 27, 2006 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.3 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s Common Stock of 47.0 percent and a weighted average expected life of 7.5 years for the options.

Volatility was calculated using an average of the Predecessor Company’s historical closing stock price on the OTCBB from October 2, 2003 to October 14, 2005.

	Performance Options(x)			Time Options(y)
		Number of	Compensation		Number of	Compensation
	Grant Date	Options	Expense ($)(z)	Grant Date	Options	Expenses ($)(z)

Samuel F. Thomas	11/23/2005	$435,215	$—	11/23/2005	$237,388	$384,618
Michael F. Biehl	11/23/2005	$130,563	$—	11/23/2005	$71,216	$115,385
Matthew J. Klaben	3/29/2006	$64,735	$—	3/29/2006	$34,857	$169,021
James H. Hoppel, Jr.	11/23/2005	$43,525	$—	11/23/2005	$23,738	$38,462
	4/27/2006	$5,826	$—	4/27/2006	$3,137	$13,716

(x)	Performance option grants are described below under “Equity and Incentive Plan Awards — Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan” and generally become exercisable based on the “Fund X Net Return” which is based on the amount received by First Reserve in respect of its investment in us, as described below under “Equity and Incentive Plan Awards — Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan”. None of the performance options have vested and we have not been able to predict when or if the Fund X Net Return will reach a minimum threshold amount or other events will occur that will result in any performance option grants ever becoming exercisable. Accordingly, under applicable accounting rules, we did not recognize any expense with respect to these options for 2006. We may record additional stock-based compensation expense in future periods related to the performance options granted under the 2005 Stock Incentive Plan to the named executive officers, if it becomes probable that any of the future performance criteria will be achieved. For example, we have filed a Registration Statement with the SEC relating to a possible sale by First Reserve of the shares it holds in us in the Potential Public Offering. Upon completion of that offering, as a result of the vesting of the performance based options based on First Reserve achieving a specified investment return, we would incur a pre-tax and after-tax, non-cash stock-based compensation expense in the period in which the offering is consummated. The amount of the expense relating to the performance options cannot be estimated at this time, but could be up to $7.7 million if 100% of the performance options vest.

(y)	Time option grants are described below under “Equity and Incentive Plan Awards — Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan” and become exercisable annually and ratably over five years after the grant date as described below under “Equity and Incentive Plan Awards — Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan.”.

(z)	Aggregate dollar amounts recognized as stock-based compensation expense for financial statement reporting purposes under SFAS 123(R)for fiscal 2006.

(2)	Reflects amounts of incentive compensation earned under our 2006 Bonus Plan. Our Compensation Committee has determined that our financial performance for 2006 has exceeded the maximum target levels for each named executive officer performance measure under the 2006 Bonus Plan. We paid the 2006 Bonus Plan cash payments to our named executive officers on March 15, 2007.

(3)	All Other Compensation includes the following payments made on behalf of our executive officers. All amounts are calculated based on the aggregate incremental actual cost, in dollars, to us of the benefit listed.

		Perquisites and	Company
		Other Personal	Contributions to
	Year	Benefits ($)(x)	401(k) Plan ($)(y)	Total ($)

Samuel F. Thomas	2006	$12,000	$18,404	$30,404
Michael F. Biehl	2006	$12,000	$21,089	$33,089
Matthew J. Klaben	2006	$7,200	$3,618	$10,818
James H. Hoppel, Jr.	2006	$16,867	$20,126	$36,993

(x)	In 2006, each of the named executive officers received an automobile allowance. In addition to his automobile allowance in the amount of $9,600, Mr. Hoppel received a travel allowance in the amount of $7,267 in connection with his efforts related to our initial public offering.

(y)	Includes 401(k) plan matching contributions made by us and 401(k) plan profit sharing. Company contributions under our 401(k) plan for 2006 are subject to adjustment downward based on nondiscrimination testing in the first quarter of 2007.

(4)	Mr. Klaben joined our Company on March 29, 2006.

(5)	Mr. Klaben received a $25,000 signing bonus in connection with commencement of his employment with us in March of 2006.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

The following table and related notes and discussion summarize grants of equity and non-equity incentive compensation awards to our named executive officers for our 2006 fiscal year, presented in accordance with SEC rules.

													All Other
													Option
													Awards:	Exercise or		Grant
					Estimated Future Payouts Under			Estimated Future Payouts Under					Number of	Base Price		Date Fair
					Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards					Securities	of Option		Value of
					Threshold	Target	Maximum	Threshold		Target	Maximum		Underlying	Awards		Option
Name	Grant Date		Approval Date		($)	($)	($)	(#)		(#)	(#)		Options (#)	($/Sh)(3)		Awards

Samuel F. Thomas		(1)			$—	$440,000	$660,000
Michael F. Biehl		(1)			$—	$235,000	$352,500
Matthew J. Klaben		(1)			$—	$135,100	$202,650
	3/29/2006	(2)	3/22/2006	(2)									34,857	$12.16	(3)	$487,709
	3/29/2006	(4)	3/22/2006	(4)				14,889	(4)	$—	$64,735	(4)		$12.16	(3)	$—
James H. Hoppel, Jr.		(1)			$—	$92,400	$138,600
	4/27/2006	(2)											3,137	$12.16	(3)	$44,036
	4/27/2006	(4)						1,340	(4)	$—	$5,826	(4)		$12.16	(3)	$—

(1)	Granted pursuant to the Chart Industries, Inc. 2006 Bonus Plan, described in “Equity and Incentive Plan Awards — 2006 Chart Executive Incentive Compensation Plan” below.

(2)	Time options granted pursuant to the 2005 Stock Incentive Plan, described in “Equity and Incentive Plan Awards — Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan” below.

(3)	In March 2006, we hired an independent valuation firm to determine the fair market value of our Common Stock as of March 31, 2006. All stock options granted to our employees, including our executive officers, during fiscal 2006 and prior to our initial public offering were granted at fair market value on the grant date in accordance with the valuation determined by our independent, outside valuation firm. The value of these options is reflected in our consolidated financial statements, based upon the applicable accounting guidance, using a fair market value formulation derived from the price at which we initially proposed to offer our stock to the public in our initial public offering, which was significantly higher than the price at which we actually offered our stock to the public.

(4)	Performance options granted pursuant to the 2005 Stock Incentive Plan, as described in “Equity and Incentive Plan Awards — Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan” below. The performance options become exercisable based upon the “Fund X Net Return,” which is the amount received by First

Reserve in cash (and/or in kind based upon the fair market value of securities or other property received by First Reserve) in respect of its investment in us divided by the amount of the investment by First Reserve in us, which we refer to as the Fund X Investment. In the event the Fund X Net Return is less than 2.25 times the Fund X Investment, the performance options will be cancelled. If the Fund X Net Return is 2.25 times the Fund X Investment, then 23% of the performance options will vest, which we have presented in the table above as the “threshold” amount. Subject to the holder of the option’s continued employment, in the event First Reserve sells 100% of its interest in us to a third party prior to October 17, 2008 and, as a result of such sale, the Fund X Net Return is less than 2.50 times the Fund X Investment, but an internal rate of return of greater than 30% is realized by First Reserve, the performance options granted prior to completion of our initial public offering will vest with respect to 45% of the shares of our Common Stock subject to the performance options. In the event the Fund X Net Return is 4.00 times the Fund X Net Investment or greater, the performance options granted prior to completion of our initial public offering will vest with respect to 100% of the shares of our Common Stock subject to performance options which we have presented in the table above as the “maximum” amount. No “target” amount is presented for the performance options, as the vesting of the performance options is based entirely on the Fund X Net Return and there is no target for that measure.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

We are party to an employment agreement with each of our named executive officers. Each employment agreement sets forth the terms of that officer’s employment, including among other things, salary, bonus, certain non-equity incentive plan benefits and other compensation. Certain material terms of each executive officer’s employment agreement are described below. For more terms, including post-termination and restrictive covenants, see “Other Potential Post-Employment Payments — Restrictive Covenants that Apply During and After Termination of Employment.”

In 2006, we granted time options and performance options to each of Mr. Klaben and Mr. Hoppel. The material terms of the grants and the 2005 Stock Incentive Plan under which they were granted are described below. See “Equity and Incentive Plan Awards — Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan.”

Samuel F. Thomas

On November 23, 2005, we entered into an employment agreement with Samuel F. Thomas, pursuant to which Mr. Thomas serves as our Chairman, Chief Executive Officer and President for a three year rolling term. Under the agreement, Mr. Thomas is entitled to an annual base salary of $450,000 for 2007 payable in regular installments in accordance with our usual payroll practices. Mr. Thomas is also eligible to earn an annual bonus award, for each full year during the term of his employment agreement, of up to 150% of his annual bonus target, which target for calendar year 2006 was $440,000 and for calendar year 2007 is $495,000 under our Incentive Compensation Plan and may be increased in the sole discretion of our Board of Directors, based upon the achievement of annual performance targets established by our Board. Mr. Thomas is also generally entitled to participate in our employee benefit plans on the same basis as those benefits are generally made available to our other senior executives. Under the employment agreement, Mr. Thomas is entitled to receive an automobile allowance in the amount of $1,000 per month.

Michael F. Biehl

On December 1, 2005, we entered into an employment agreement with Michael F. Biehl, pursuant to which Mr. Biehl serves as our Executive Vice President, Chief Financial Officer and Treasurer for a two year rolling term. Under the agreement, Mr. Biehl is entitled to an annual base salary of $245,000 for 2007 payable in regular installments in accordance with our usual payroll practices. Mr. Biehl is also eligible to earn an annual bonus award, for each full year during the term of his employment agreement, of up to 150% of his annual base salary, based upon the achievement of annual performance targets established by our Board under our Incentive Compensation Plan. Mr. Biehl is also generally entitled to participate in our employee benefit plans on the same basis as those benefits are generally made available to our other senior executives. Under the employment agreement, Mr. Biehl is entitled to receive an automobile allowance in the amount of $1,000 per month.

Matthew J. Klaben

On March 29, 2006, we entered into an employment agreement with Matthew J. Klaben, pursuant to which Mr. Klaben serves as our Vice President and General Counsel for a rolling one year term. Under the agreement, Mr. Klaben is entitled to an annual base salary of $200,000 for 2007, payable in regular installments in accordance with our usual payroll practices. Mr. Klaben received a one-time $25,000 signing bonus in 2006, and is eligible to earn an annual bonus award, for each full year during the term of his employment agreement, of up to 105% of his annual base salary, based upon the achievement of annual performance targets established by our Board under our Incentive Compensation Plan. Mr. Klaben is also generally entitled to participate in our employee benefit plans on the same basis as those benefits are generally made available to our other senior executives. Under the employment agreement, Mr. Klaben is entitled to receive an automobile allowance in the amount of $800 per month.

James H. Hoppel, Jr.

On May 5, 2006, we entered into an employment agreement with James H. Hoppel, Jr. pursuant to which Mr. Hoppel serves as our Chief Accounting Officer, Controller and Assistant Treasurer for a one year rolling term. Under the agreement, Mr. Hoppel is entitled to an annual base salary of $170,000 for 2007, payable in regular installments in accordance with our usual payroll practices. Mr. Hoppel is also eligible to earn an annual bonus award for the 2007 fiscal year and subsequent years during the term of his employment agreement, of up to 97.5% of his annual base salary, based upon the achievement of annual performance targets established by our Board under our Incentive Compensation Plan. Mr. Hoppel is also generally entitled to participate in our employee benefit plans on the same terms as those benefits are generally made available to our other senior executives. Under the employment agreement, Mr. Hoppel is entitled to receive an automobile allowance in the amount of $800 per month.

Our Compensation Committee has determined that our financial performance for 2006 has exceeded the maximum target levels for each named executive officer performance measure under our 2006 Bonus Plan. Accordingly, we paid the following cash incentive bonuses to our named executive officers under the 2006 Bonus Plan on March 15, 2007: Mr. Thomas, $660,000, Mr. Biehl, $352,500; Mr. Klaben, $202,650; and Mr. Hoppel, $138,600. Based on these amounts, each executive officer’s salary paid for 2006 and incentive bonus under the 2006 Bonus Plan accounts for the following percentage of his total 2006 compensation, respectively, based on the total amount shown in the 2006 Summary Compensation Table: Mr. Thomas, 27% and 45%; Mr. Biehl, 32% and 48%; Mr. Klaben, 27% and 37%; and Mr. Hoppel, 40% and 36%.

Equity and Incentive Plan Awards

2006 Chart Executive Incentive Compensation Plan

Cash bonuses payable to the executive officers are payable pursuant to and in accordance with the 2006 Bonus Plan. We adopted the 2006 Bonus Plan effective March 1, 2006. The 2006 Bonus Plan was approved by our stockholders on July 18, 2006. The material performance targets under the 2006 Bonus Plan, as established by the Compensation Committee of the Board, include working capital and EBITDA targets. Management believes that EBITDA is a typical performance measure among private equity portfolio companies, and EBITDA and working capital also reflect key performance measures used to track our Company’s value, operational performance and cash flow externally and internally. If our performance relative to the 2006 Bonus Plan’s targets exceeds threshold amounts, participants may earn a bonus of up to a pre-determined percentage of the participant’s base salary, ranging from 90% to 165% of the participant’s base salary at maximum performance levels. Actual performance below the minimum performance threshold for a performance objective will result in no payment based on that objective. Our Compensation Committee has determined that our financial performance for 2006 has exceeded the maximum target levels for each named executive officer performance measure under the 2006 Bonus Plan. We paid the cash payments to our named executive officers set forth in the 2006 Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation”.

Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan

We initially adopted the 2005 Stock Incentive Plan effective November 23, 2005. We adopted the amended and restated 2005 Stock Incentive Plan on July 17, 2006 and the 2005 Stock Incentive Plan was approved by our stockholders on July 18, 2006.

The 2005 Stock Incentive Plan provides for the grant of (1) options that are not incentive stock options, (2) stock appreciation rights, which we refer to as SARs, (3) restricted stock, (4) restricted stock units, and (5) other stock-based grants, including the shares of our Common Stock sold to our non-employee Directors, executive officers, other key employees and consultants. As of March 20, 2007, there were 3,421,030 shares of Common Stock reserved for issuance under the 2005 Stock Incentive Plan.

The 2005 Stock Incentive Plan is administered by our Board of Directors, which has delegated its duties and powers in whole or in part to our Compensation Committee. The committee has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the 2005 Stock Incentive Plan and to waive any such terms and conditions at any time. The committee also has the authority to grant awards under the 2005 Stock Incentive Plan. The committee is authorized to interpret the 2005 Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the 2005 Stock Incentive Plan and to make any other determinations that it deems necessary or desirable for the administration of the 2005 Stock Incentive Plan. The committee is authorized to correct any defect or supply any omission or reconcile any inconsistency in the 2005 Stock Incentive Plan in the manner and to the extent the committee deems necessary or desirable.

The exercise price per share for options is equal to the fair market value on the applicable date of grant, subject to any adjustments to outstanding options permitted in connection with significant transactions, such as our initial public offering. An option holder may exercise an option by written notice and payment of the exercise price (1) in cash, (2) to the extent permitted by the Board, by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months (or such other period as established from time to time by the Board to avoid adverse accounting treatment applying generally accepted accounting principles), (3) in a combination of cash and shares of Common Stock (as qualified by clause (2)), (4) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and deliver to us an amount equal to the exercise price for the shares of Common Stock being purchased or (5) through such cashless exercise procedures as the Board may permit. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may satisfy the income tax withholding obligation through the withholding of a portion of the shares of Common Stock to be received upon exercise of the option.

Prior to completion of our initial public offering, we granted under the 2005 Stock Incentive Plan options to acquire an aggregate of 2,441,190 shares of Common Stock as non-qualified stock options. In fiscal year 2006, Mr. Klaben was awarded an option to purchase 99,592 shares of our Common Stock, consisting of time options to purchase 34,857 shares of our Common Stock and performance options to purchase 64,735 shares of our Common Stock in connection with the commencement of his employment as Vice President, General Counsel and Secretary of the Company on March 29, 2006, and Mr. Hoppel was awarded an option to purchase 8,963 shares of our Common Stock, consisting of time options to purchase 3,137 shares of our Common Stock and performance options to purchase 5,826 shares of our Common Stock, in connection with grants to a number of employees prior to our initial public offering to incentivize their future service to us, on April 27, 2006. Each of the options granted prior to the initial public offering, including those granted on March 29 and April 27, 2006, have similar terms, which are as follows: approximately 35% vest and become exercisable over the passage of time, which we refer to as “time options,” assuming the holder thereof continues to be employed by us, and the remaining portion vests and becomes exercisable based upon the achievement of certain performance targets, which we refer to as “performance options.” The time options become exercisable by the holder of the option in installments of 20% on each of the first five anniversaries of the grant date. The performance options become exercisable based upon the Fund X Net Return. Each of the options granted on March 29 and April 27, 2006, as listed in the table above, have a 10-year term unless they are earlier terminated. See “Compensation Discussion and Analysis — Amended and Restated 2005 Stock Incentive Plan.”

Immediately prior to a change in control of us (as defined in the 2005 Stock Incentive Plan), the exercisability of the time options granted prior to completion of our initial public offering will automatically accelerate with respect to 100% of the shares of our Common Stock subject to the unvested time options. In addition, subject to the holder of the option’s continued employment, in the event First Reserve sells 100% of its interest in us to a third party prior to October 17, 2008 and, as a result of such sale, the Fund X Net Return is less than 2.50 times the Fund X Investment, but an internal rate of return of greater than 30% is realized by First Reserve, the performance options granted prior to completion of our initial public offering will vest with respect to 45% of the shares of our Common Stock subject to the performance option. As of the date of this proxy statement, we have not made additional stock option grants to employees since completion of our initial public offering. We have, however, made grants of restricted stock units to non-employee Directors, as described below. See “Director Compensation.”

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table and related notes and discussion present information about equity awards held by our named executive officers at December 31, 2006.

	Option Awards
	Number of
	Securities	Number of Securities		Equity Incentive Plan
	Underlying	Underlying		Awards: Number of
	Unexercised	Unexercised		Securities Underlying		Option	Option
	Options (#)	Options (#)		Unexercised Unearned		Exercise	Expiration
Name	Exercisable	Unexercisable(1)		Options (#)		Price ($)	Date

Samuel F. Thomas	—	—		100,099	(3)	$6.50	11/23/2015
	47,478	189,910	(2)	—		$6.50	11/23/2015
Michael F. Biehl	—	—		30,029	(3)	$6.50	11/23/2015
	14,243	56,973	(2)	—		$6.50	11/23/2015
Matthew J. Klaben	—	—		14,889	(3)(7)	$12.16	3/29/2016
	—	34,857	(4)(6)	—		$12.16	3/29/2016
James H. Hoppel, Jr.	—	—		10,011	(3)	$6.50	11/23/2015
	4,748	18,990	(2)	—		$6.50	11/23/2015
	—	—		1,340	(3)(7)	$12.16	4/27/2016
	—	3,137	(5)(6)	—		$12.16	4/27/2016

(1)	The securities underlying unexercised options which are unexercisable are also included in the aggregate dollar amount recognized for financial statement reporting purposes, in accordance with SFAS 123(R) and SEC rules for executive compensation disclosure, in the “Option Awards” column of the 2006 Summary Compensation Table.

(2)	These securities underlying unexercised options represent time options granted under the 2005 Stock Incentive Plan on November 23, 2005, which will vest ratably on each of November 23, 2007, 2008, 2009 and 2010.

(3)	These securities underlying unexercised options represent performance options granted under the 2005 Stock Incentive Plan. The performance options become exercisable based upon the “Fund X Net Return,” which is the amount received by First Reserve in cash (and/or in-kind based upon the fair market value of securities or other property received by First Reserve) in respect of its investment in us divided by the amount of the investment by First Reserve in us, which we refer to as the Fund X Investment. The performance options are reported in the table above based on our achieving threshold performance levels, or a Fund X Net Return of 2.25 times the Fund X Investment, at which level 23% of the performance options would vest. At a Fund X Net Return below that level, no performance options would become exercisable, except that, subject to the holder of the option’s continued employment, in the event First Reserve sells 100% of its interest in us to a third party prior to October 17, 2008 and, as a result of such sale, the Fund X Net Return is less than 2.50 times the Fund X Investment, but an internal rate of return of greater than 30% is realized by First Reserve, the performance options granted prior to completion of our initial public offering will vest with respect to 45% of the shares of our Common Stock subject to the performance option. This measure has not been used for purposes of presenting the table above, as it was not possible on December 31, 2006 to estimate when First Reserve may sell 100% of its investment in us. See “Equity and Incentive Plan Awards — Amended and Restated Chart

Industries, Inc. 2005 Stock Incentive Plan” for more information about these options and the 2005 Stock Incentive Plan.

(4)	These securities underlying unexercised options represent time options granted under the 2005 Stock Incentive Plan, which will vest ratably on each of March 29, 2007, 2008, 2009, 2010 and 2011.

(5)	These securities underlying unexercised options represent time options granted under the 2005 Stock Incentive Plan, which will vest ratably on each of April 27, 2007, 2008, 2009, 2010 and 2011.

(6)	These stock options are also included in the “All Other Option Awards” column of the 2006 Grants of Plan-Based Awards Table.

(7)	These stock options are also included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the 2006 Grants of Plan-Based Awards Table.

2006 OPTION EXERCISES AND STOCK VESTED TABLE

The following table and related notes and discussion present information about the number of shares issued upon option exercises, and the value realized on exercise, by our named executive officers in 2006.

	Option Awards
	Number of Shares		Value Realized on
Name	Acquired on Exercise (#)		Exercise ($)

Samuel F. Thomas	437,645	(1)(2)	$9,924,381	(3)
Michael F. Biehl	24,505	(1)(2)	$555,708	(3)

(1)	These stock options, which were granted under our 2004 Stock Plan, were exercised on May 19, 2006, prior to our initial public offering. The options became exercisable on multiple dates, on or before October 17, 2005.

(2)	The number of shares acquired on exercise has been adjusted to give effect to a 4.6263-for-one stock split of our Common Stock that occurred on July 20, 2006.

(3)	In March 2006, we hired an independent valuation firm to determine the fair market value of our Common Stock as of March 31, 2006. The value realized upon exercise is based on the difference between that fair market value, as determined by the independent valuation firm (which we consider to be the fair market value of our stock on May 19, 2006), and the pre-initial public offering exercise price of the options. The fair market value of our stock on May 19, 2006, the date of option exercise, before our initial public offering, is not comparable to the fair market value of our stock after our initial public offering as a result of the significant changes to our equity capital structure that took place immediately before and as part of our initial public offering. The value realized upon exercise has not been adjusted to reflect the income taxes and other costs paid or owed by Messrs. Thomas and Biehl upon exercise of the options, which were substantial and all of which have been borne personally by Messrs. Thomas and Biehl.

2006 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table and related notes and discussion present information about the amount of compensation deferred, and the earnings accrued thereon, by our named executive officers in 2006.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at Last
	in Last FY	in Last FY	Last FY	Distributions	FYE
Name	($)	($)	($)	($)	($)

Samuel F. Thomas	$99,600 (1)	$—	$10,354	$—	$109,954

(1)	The amount of executive contributions listed in the table was included in the aggregate amount of bonus earned by Mr. Thomas in the bonus column of our 2005 Summary Compensation Table.

Pursuant to the Company’s Amended and Restated Chart Industries, Inc. Voluntary Deferred Income Plan (the “Deferred Income Plan”), eligible employees are entitled to elect to defer up to 100% of their compensation, consisting of total salary, bonuses and commissions payable in a calendar year. Regardless of the circumstances under which a participant’s relationship with the Company terminates, all deferrals made pursuant to the plan will be fully vested. Contributions made by the Company, and any gains or losses on such contributions, vest as follows: 33% upon completion of one year of participation; 67% upon completion of two years of participation; and 100% upon completion of three years of participation in the plan. Elections are made by participants in the taxable year immediately prior to the taxable year to which the deferral pertains, and are effective as of the first day of such taxable year. The Deferred Income Plan is unfunded and all benefits under the plan are payable solely from the general assets of the Company.

Benefits under the Deferred Income Plan are payable upon the participant’s reaching his or her normal or early retirement date or termination of employment. Payments are made either in a lump sum, or in equal annual installments for a period of years, as designated by the participant at the time of deferral. Payments may be accelerated under the Deferred Income Plan in the event that (1) a participant’s interest upon termination does not exceed $10,000; (2) a plan interest is awarded to a former spouse of a participant under court order; (3) a “change in control” (as defined under the operation of the Deferred Income Plan) occurs; (4) a participant has an unforeseeable emergency; (5) a participant becomes disabled; or (6) death occurs prior or subsequent to commencement or completion of payment of benefits, respectively. In no event may a participant receive more than one distribution as a result of an unforeseeable emergency in any calendar year. A participant may also elect to receive an in-service distribution at the time of completing an election of deferral, and such payment is payable in a lump sum on the in-service withdrawal date. For information regarding post-termination payments under the plan, see “Other Potential Post-Employment Payments.”

Participants in the Deferred Income Plan may direct the investment of their balance held within the plan among a number of alternative investment fund options, and earnings and losses on participants’ investments are determined based on the individual performance of the underlying investment options. A participant may regularly change their investment allocation within the plan. A rabbi trust has been established under the plan to hold assets separate from our other assets for the purpose of paying future participant benefit obligations. Assets held in the rabbi trust are available to our general creditors in the event of our insolvency.

Notwithstanding anything in the Deferred Income Plan to the contrary, the Deferred Income Plan is administered in accordance with the requirements of, or to meet the requirements for exemption from, Section 409A of the Internal Revenue Code.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The table below reflects the amount of compensation payable to each of the named executive officers of our Company in the event of termination of the executive’s employment. The amount of compensation payable to each named executive officer upon termination by us without Cause (as defined below) or resignation by the executive with Good Reason (as defined below), termination by us with Cause or resignation by the executive without Good Reason, in the event of Disability (as defined below) or death and termination following a Change in Control (as defined below) are set forth below. All of the compensation arrangements described below were put in place prior to our initial public offering, which occurred on July 25, 2006. Although our Board of Directors and Compensation Committee were responsible for the implementation of all of the payment arrangements described below, the terms of all of the post-employment payment arrangements were subject to the review of First Reserve directly or through its representatives on our Board of Directors.

The amounts shown assume that such termination was effective as of December 29, 2006, the last business day of 2006, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of an executive’s separation from our Company.

Payments made upon Involuntary Termination for “Cause” or Resignation without “Good Reason”

Salary, Bonus and Benefits.  Pursuant to the terms of each named executive officer’s employment agreement, in the event that a named executive officer is terminated by us for “Cause” or resigns for “Good Reason,” he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination in a lump sum. Under the terms of each employment agreement, “Cause” is defined as the executive’s willful failure to perform duties, commission of, or plea of guilty or no contest to a felony or crime involving moral turpitude, willful malfeasance or misconduct which is demonstrably injurious to us or our subsidiaries, material breach of the material terms of the agreement, commission of an act of gross negligence, corporate waste, disloyalty or unfaithfulness to us which adversely affects our business or that of our subsidiaries or affiliates, or any other act or course of conduct which will demonstrably have a material adverse effect on us or a subsidiary or an affiliate’s business. Under the terms of each employment agreement, “Good Reason” is defined as any of the following events occurring without the executive’s consent: a substantial diminution in the executive’s position or duties, material adverse change in reporting lines or assignment of duties materially inconsistent with his position, or any reduction in base salary or material reduction in employee benefits not affecting all other senior executives.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreement under which the non-qualified stock options were awarded to the named executive officers, in the event that a named executive officer is terminated by us for Cause or resigns without Good Reason, the unvested portion of all time options and all performance options will be cancelled.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that Mr. Thomas’ employment is terminated due to (1) conviction of certain crimes enumerated in the Deferred Income Plan; or (2) any breach of the duty of loyalty to us, any acts of omission in the performance of his Company duties not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction in the performance of his Company duties from which he derived an improper personal benefit (“Cause Under Deferred Income Plan”), Mr. Thomas will not be entitled to receive any benefits or payments under the terms of the plan, other than his deferrals, which would be paid in a lump sum.

Payments made upon Involuntary Termination Without Cause or Resignation for “Good Reason”

Salary, Bonus and Benefits.  Pursuant to the terms of each named executive officer’s employment agreement, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason, he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described below under — “Restrictive Covenants that Apply During and After Termination of Employment”, (1) the greater of the executive’s current base salary or highest base salary paid within the employment term, payable in installments as follows: Mr. Thomas, for three years; Mr. Biehl, for two years; Mr. Klaben and Mr. Hoppel, for one year; and (2) continued coverage under our group health plans on the same basis as active employees as follows: Mr. Thomas, for three years; Mr. Biehl, for two years; Mr. Klaben and Mr. Hoppel, for one year. To the extent that continued coverage is not permissible under the terms of such plans beyond eighteen months, we may instead pay an amount equal to the premium subsidy we would have otherwise paid on the executive officer’s behalf for such coverage.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreement under which the non-qualified stock options were awarded to the named executive officers, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason, including retirement at age 60, provided the executive has completed ten years of service with us (“Retirement”), any unvested time options will be cancelled by us without consideration. No named executive officer was eligible for Retirement on December 29, 2006, and accordingly, the table below does not present any option benefits associated with Retirement. With respect to performance options, we will determine whether and to what extent the performance options would have vested as of the date of such termination, based upon the Fund X Net Return net of all expenses, taxes incurred by us or one of our subsidiaries, and payment of management options and based upon the fair market value of us, as determined in good faith by the Board, in its sole discretion, assuming a hypothetical liquidation of us or the sale of us to a third party, subject to certain appraisal rights. Any portion of the performance options that we, or an independent investment banker, as applicable, determines would have vested, will be deemed vested, and the remainder of the unvested options will be forfeited.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that Mr. Thomas’ employment is terminated by us without Cause Under Deferred Income Plan or by resignation for Good Reason, Mr. Thomas will be entitled to receive an amount equal to his vested account, payable as a lump sum. The payment will be made on or about the first day of the third month following termination.

Payments made upon Termination by Reason of Death or Disability

Salary, Bonus and Benefits.  Pursuant to the terms of each named executive officer’s employment agreement, in the event that a named executive officer is terminated by reason of death or becomes physically or mentally incapacitated and therefore unable to for a period of six consecutive months or an aggregate of nine months in any twenty-four consecutive month period to perform his duties (“Disability”) he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, a pro rata portion of the annual bonus, if any, that the executive would have been entitled to receive for the year in which the termination occurs, based on our actual results for the year and the percentage of the fiscal year that has elapsed through the date of the executive’s termination of employment.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreement under which the non-qualified stock options were awarded to the executive officers, in the event that a named executive officer is terminated due to death or Disability, any time options that would have vested in the calendar year in which such termination occurs, will become fully vested. With respect to performance options, we will determine whether and to what extent the performance option would have vested as of the date of such termination, based upon the Fund X Net Return net of all expenses, taxes incurred by us or one of our subsidiaries, and payment of management options and based upon the fair market value of us, as determined in good faith by the Board, in its sole discretion, assuming a hypothetical liquidation of us or the sale of us to a third party, subject to certain appraisal rights. Any portion of the performance option that we, or an independent investment banker, as applicable, determines would have vested, will be deemed vested, and the remainder of the unvested options will be forfeited.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that Mr. Thomas’ employment is terminated due to Disability (as defined in the Deferred Income Plan), the benefit payable to him under the Deferred Income Plan will vest, as of the date of the disability determination. In the event that Mr. Thomas’ employment is terminated due to death, we will distribute Mr. Thomas’ account as soon as practicable following the date of death. In the event that either death or Disability occurs prior to commencement of the payment of benefits, payments will be made as a lump sum. In the event that Mr. Thomas’ employment is terminated due to death following the commencement of the payment of benefits, but prior to the completion of all such benefits, we will continue to make installment payments over the remainder of the period, as though he had survived.

Payments made upon Expiration of Employment Term

Salary, Bonus and Benefits.  Pursuant to the terms of each named executive officer’s employment agreement, in the event that the employment of a named executive officer is terminated upon expiration of the employment term without renewal, he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination. No named executive officer’s employment agreement could have terminated on December 29, 2006 as a result of the rolling term of the agreement, since we could not have provided the required notice one, two or three years before expiration under the terms of the applicable agreement. Accordingly, no benefits are shown in the table below related to expiration of the employment agreement term on December 29, 2006.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreement under which the non-qualified stock options were awarded to the executive officers, in the event that the employment of a named executive officer is terminated upon expiration of the employment term without renewal, the unvested portion of all time options and all performance options will be cancelled by us without consideration.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that Mr. Thomas’ employment is terminated upon expiration of the employment term without renewal, Mr. Thomas will be entitled to receive an amount equal to his vested account, payable as a lump sum. The payment will be made on or about the first day of the seventh month following termination.

Payments made upon Change in Control

Salary, Bonus and Benefits.  The named executive officers’ employment agreements do not address termination of employment upon a change in control. Accordingly, any benefits or payments in such a case would be determined by the nature of the termination of employment, such as resignation without Good Reason, resignation with Good Reason, termination by us for Cause, termination by us without Cause, or otherwise.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreement under which the non-qualified stock options were awarded to the named executive officers, in the event of the occurrence of any of the following events: (1) the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any person or group, other than First Reserve Fund X, L.P., its affiliates and certain other persons, as specified in the 2005 Stock Incentive Plan; (2) any person or group, other than First Reserve Fund X, L.P., it affiliates and certain other persons, as specified in the 2005 Stock Incentive Plan, is or becomes the beneficial owner of more than 50% of the total voting power of the our total stock, including by way of merger, consolidation, tender or exchange offer or otherwise; or (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by our stockholders was approved by a vote of a majority of our Directors, then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office (each, a “Change in Control”), the time options will immediately become fully vested and exercisable.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that (1) a person other than our employee stock ownership trust, becomes the beneficial owner, directly or indirectly, of our outstanding Common Stock having 51% or more of the total number of votes which may be cast for Directors; or (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new Directors whose election by such Board or whose nomination for election by the our stockholders was approved by a vote of two-thirds of the our Directors, then still in office, who were either Directors at the beginning of such period) cease for any reason to constitute a majority of the Board, then in office, Mr. Thomas’ interest in all amounts credited to his account under the plan will fully and immediately vest and become nonforfeitable.

Restrictive Covenants that Apply During and After Termination of Employment

Each of Messrs. Thomas, Biehl, Klaben and Hoppel is also subject under the terms of his employment agreement to a customary covenant not to disclose confidential information during the term of his employment and at all times thereafter and to customary covenants not to compete and not to solicit employees or customers during the employment term and for (a) three years following termination of employment for any reason, in the case of Mr. Thomas, (b) two years following termination of employment for any reason, in the case of Mr. Biehl, and (c) one year following termination of employment for any reason, in the case of Messrs. Klaben and Hoppel.

Assuming that the employment of each named executive officer was terminated under each of the following circumstances on December 29, 2006, the last business day of 2006, and based on the terms of the applicable agreements and plans described above, payments made and benefits provided would have the following estimated values:

		Involuntary
	Involuntary	Termination
	Termination for	without
	Cause/	Cause/
	Resignation	Resignation
	by Executive	by Executive
	without Good	for Good	Disability/	Change in
	Reason	Reason	Death	Control(7)

Base Salary(1)
Samuel F. Thomas	$—	$1,200,000	$—	$—
Michael F. Biehl	$—	$470,000	$—	$—
Matthew J. Klaben	$—	$193,000	$—	$—
James H. Hoppel, Jr.	$—	$154,000	$—	$—
Annual Bonus(2)
Samuel F. Thomas	$—	$—	$656,384	$—
Michael F. Biehl	$—	$—	$350,568	$—
Matthew J. Klaben	$—	$—	$201,540	$—
James H. Hoppel, Jr.	$—	$—	$137,841	$—
Health and Welfare Benefits(3)
Samuel F. Thomas	$—	$40,373	$—	$—
Michael F. Biehl	$—	$24,805	$—	$—
Matthew J. Klaben	$—	$11,829	$—	$—
James H. Hoppel, Jr.	$—	$11,829	$—	$—
Accelerated vesting of time options(4)
Samuel F. Thomas	$—	$—	$—	$1,844,030
Michael F. Biehl	$—	$—	$—	$553,206
Matthew J. Klaben	$—	$—	$—	$141,171
James H. Hoppel, Jr.	$—	$—	$—	$197,101
Accelerated vesting of performance options(5)
Samuel F. Thomas	$—	$1,901,672	$1,901,672	$—
Michael F. Biehl	$—	$570,495	$570,495	$—
Matthew J. Klaben	$—	$117,980	$117,980	$—
James H. Hoppel, Jr.	$—	$200,800	$200,800	$—
Deferred Compensation(6)
Samuel F. Thomas	$—	$—	$—	$—
TOTAL
Samuel F. Thomas	$—	$3,142,045	$2,558,056	$1,844,030
Michael F. Biehl	$—	$1,065,300	$921,063	$553,206
Matthew J. Klaben	$—	$322,809	$319,520	$141,171
James H. Hoppel, Jr.	$—	$366,629	$338,641	$197,101

(1)	The base salary levels of the executive officers under their employment agreements at December 31, 2006 were as follows: Mr. Thomas, $400,000; Mr. Biehl, $235,000; Mr. Klaben, $193,000; and Mr. Hoppel, $154,000. These 2006 amounts were used in calculating the hypothetical payment shown. The base salary levels of the executive officers have been adjusted, effective January 1, 2007, as follows: Mr. Thomas, $450,000; Mr. Biehl, $245,000; Mr. Klaben, $200,000; and Mr. Hoppel, $170,000. The amounts in the table do not include accrued but unused vacation, since the policy governing vacation for the executive officers mandates the forfeiture of all accrued vacation for the current year not used by the end of the year, and each scenario assumed termination of employment with no business days remaining in the year.

(2)	Our 2006 Bonus Plan, under which incentive bonuses would be paid for 2006, generally requires a participant to be employed on the last day of the fiscal year in order to receive a bonus. Since each executive officer is assumed to be terminated before the end of the year in the table above, no bonus amounts are shown for the year in question unless otherwise required under the terms of the executive officer’s employment agreement. The bonus amounts payable upon termination due to death or disability as set forth above assumes realization of our maximum performance goals under the 2006 Bonus Plan, as set forth under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” portion of the 2006 Grants of Plan-Base Awards Table above and in the 2006 Summary Compensation Table above, and have been prorated based on the number of days in the year through December 29 relative to a full 365-day year.

(3)	Heath and welfare benefits consist of health care and dental. These benefits after termination of employment for 2007 have been calculated based on actual cost to us for 2007. Health and welfare benefits for 2008, in the case of Messrs. Thomas and Biehl, and 2009, in the case of Mr. Thomas, have been calculated on the basis of actual cost for 2007 plus an assumed 10% annual increase in medical benefits cost and an assumed 3% annual increase in dental benefit cost.

(4)	The value of the time options that vest upon a Change in Control represents the difference between the aggregate market value of the shares underlying the unvested portion of these options on December 29, 2006, at $16.21 per share, the closing price of our Common Stock on that day, and the aggregate exercise price of the options. The calculation for each named executive officer is as follows: Mr. Thomas, 189,910 shares, at a market price of $16.21 per share, for an aggregate market value of $3,078,448, minus $1,234,418, the aggregate exercise price for the shares; Mr. Biehl, 56,973 shares, at a market price of $16.21 per share, for an aggregate market value of $923,529, minus $370,323, the aggregate exercise price for the shares; Mr. Klaben, 34,857 shares, at a market price of $16.21 per share, for an aggregate market value of $565,032, minus $423,861, the aggregate exercise price for the shares; and Mr. Hoppel, 22,127 shares, at a market price of $16.21 per share, for an aggregate market value of $358,685, minus $161,584, the aggregate exercise price for the shares.

(5)	The performance options that were granted under the 2005 Stock Incentive Plan could partially vest under the option agreements as of the date of termination of employment as a result of involuntary termination without Cause, resignation for Good Reason, or termination due to Disability or death based upon calculation of a hypothetical Fund X Net Return at the date of termination, net of certain deductions. The Fund X Net Return is calculated assuming a hypothetical liquidation of us or a sale of us to a third party implying a fair market value at such date, net of expenses, taxes incurred by us and payment of management options. The Fund X Net Return net of the applicable deductions was calculated, solely for purposes of the presentation above, and based on actual vesting examples upon termination of employment of optionees during 2007, to reach the 45% performance option vesting threshold under our option agreements at December 29, 2006 using a fair market value based on a stock price of $16.21 per share, which represented the closing price of our Common Stock on December 29, 2006, and the amounts initially invested in us by First Reserve and the cash returned to First Reserve before December 29, 2006 and cash expected to be returned to First Reserve in respect of its initial investment in us in the hypothetical transaction, less estimated expenses, taxes and payment of management options based on a hypothetical sale of us in a change in control transaction. Actual amounts may have resulted in different payouts than those shown in the table above. Therefore, 45% of the performance options were assumed to vest at the termination date based on the foregoing. Because of the uncertainty in calculating the components of the applicable formula, actual vesting may have been higher or lower than this amount, had an actual calculation been performed in connection with an actual employment termination on December 29, 2006. The calculation of the value shown in the table for each named executive officer is as follows: Mr. Thomas, 195,847 shares, at a market price of $16.21 per share, for an aggregate market value of $3,174,678, minus $1,273,006, the aggregate exercise price for the shares; Mr. Biehl, 58,753 shares, at a market price of $16.21 per share, for an aggregate market value of $952,392, minus $381,897, the aggregate exercise price for the shares; Mr. Klaben, 29,131 shares, at a market price of $16.21 per share, for an aggregate market value of $472,209, minus $354,229, the aggregate exercise price for the shares; and Mr. Hoppel,

22,208 shares, at a market price of $16.21 per share, for an aggregate market value of $359,991, minus $159,191, the aggregate exercise price for the shares. We do not believe any named executive officer would have had the right at December 29, 2006 to terminate his employment under the circumstances described above.

(6)	No benefit is shown for deferred compensation because there are no contributions by us or any above-market returns on any participant moneys in the Deferred Income Plan for any named executive officer. All balances in the Deferred Income Plan represent solely the named executive officer’s contributions or market earnings on those contributions. For more information, see “— 2006 Nonqualified Deferred Compensation Table.”

(7)	Assumes termination of employment results from resignation without Good Reason. If resignation were for Good Reason, or if termination resulted from involuntary termination without Cause, see the applicable column in the table for the salary continuation, acceleration of performance options, or other applicable benefits that could apply in such case.

2006 DIRECTOR COMPENSATION TABLE

The following table and related notes and discussion summarize compensation paid to our non-employee Directors for our 2006 fiscal year, presented in accordance with SEC rules.

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)	($)(1)	($)

Timothy H. Day	$24,000	$40,000	$64,000
Richard E. Goodrich	$28,500	$40,000	$68,500
Ben A. Guill	$22,000	$40,000	$62,000
Steven W. Krablin	$30,500	$40,000	$70,500
Kenneth W. Moore	$22,000	$40,000	$62,000
Michael W. Press	$26,000	$40,000	$66,000

(1)	As of December 31, 2006, the Directors held restricted stock units in the following amounts: Timothy H. Day, 2,666 restricted stock units; Ben A. Guill (a former director), 2,666 restricted stock units; Richard E. Goodrich, 2,658 restricted stock units; Steven W. Krablin, 2,666 restricted stock units; Kenneth W. Moore, 2,666 restricted stock units; and Michael W. Press, 2,658 restricted stock units. The grant date fair value of each restricted stock unit grant reported in this column, calculated in accordance with SFAS 123R, is $40,000. The 2,666 unvested restricted stock units received by Mr. Guill were forfeited to us as a result of Mr. Guill’s March 19, 2007 resignation from our Board of Directors.

Director Compensation

Directors who are also employees do not receive any additional compensation for services performed as a member of our Board of Directors or any committees thereof. We pay our non-employee Directors an annual retainer of $32,000, payable in equal quarterly installments, and grant annually to each non-employee Director restricted stock units covering a number of shares of Common Stock with a fair market value of $40,000 on the date of grant under the 2005 Stock Incentive Plan. The restricted stock units fully vest on the first anniversary of the date of grant or earlier, in the event of a change in control (as defined in the 2005 Stock Incentive Plan) or the Director ceasing to serve on the board due to death or disability (as defined in the 2005 Stock Incentive Plan). The restricted stock units are expected to be settled in shares of our Common Stock, the receipt of which may be deferred by each Director for a period ranging from the first anniversary of the restricted stock unit vesting date to the tenth anniversary of the restricted stock unit vesting date, or, if elected, earlier upon separation of service from the Board or a change in control, in both cases, to the extent permitted under Section 409A of the Internal Revenue Code. Messrs. Guill, Day, Krablin and Moore each received 2,666 restricted stock units in our 2006 fiscal year at the time of our initial public offering, and each of Messrs. Press and Goodrich received 2,658 restricted stock units in connection with their appointment to our Board of Directors in our 2006 fiscal year. The 2,666 unvested restricted stock units received by Mr. Guill were forfeited to us as a result of Mr. Guill’s March 19, 2007 resignation from our Board of Directors.

In addition to the compensation described above, the chairperson of our audit committee receives an additional $8,000 annual retainer, and the chairpersons of our other Board committees receive an additional $4,000 annual retainer, in each case in equal quarterly installments. Additionally, we pay our non-employee Directors a fee of $2,000 for Board meetings attended in person (up to six meetings and $1,000 per meeting thereafter) and a fee of $1,000 for Board meetings attended telephonically. In connection with meetings of the committees of our Board of Directors, we pay our non-employee Directors who attend committee meetings in person a fee of $1,000 per meeting and a fee of $500 per meeting for committee meetings attended telephonically. In addition, Directors must accumulate investments of at least $100,000 in our Common Stock during their first 24 months on our Board. Shares of our Common Stock issued upon settlement of restricted stock units will count towards the $100,000 requirement.

Management Equity

In connection with the Acquisition, the Compensation Committee elected to adjust, in accordance with the terms of our 2004 Stock Plan and the agreement and plan of merger, a portion of certain then-outstanding stock options held by certain executive officers or members of senior management to represent options to acquire shares of our Common Stock after the Acquisition. All other then-outstanding stock options were cashed out pursuant to the merger agreement. All such rollover options were exercised in the second quarter of 2006 for $3.50 per share. All shares of Common Stock acquired upon the exercise of such rollover options are now subject to the terms of the management stockholder’s agreements. See “Certain Related Party Transactions.”

Compensation Committee Interlocks and Insider Participation

Since August 15, 2006, our Compensation Committee has consisted of Richard E. Goodrich, Timothy H. Day and Michael W. Press. During 2006, Ben A. Guill (a former Director) and Kenneth W. Moore also served as members of our Compensation Committee. None of Messrs. Goodrich, Day, Press, Guill or Moore is a present or past employee or officer of ours or any of our subsidiaries. Messrs. Day and Moore are employees of First Reserve, a related party with which we have engaged in certain transactions described in “Certain Related Party Transactions.” None of our executive officers has served on the Board or Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2006 Annual Report on SEC Form 10-K with the Company’s management and Ernst & Young LLP, the independent auditor for fiscal 2006.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with Ernst & Young LLP the auditor’s independence from the Company and its management, including the matters in the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, which the Company has received.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP was compatible with maintaining the auditor’s independence.

Submitted by the Audit Committee of the Board of Directors as of March 13, 2007.

Steven W. Krablin, Chairman

Timothy H. Day
Richard E. Goodrich

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has reviewed the audit fees of the independent auditors. For work performed in regard to fiscal year 2006, the Company paid Ernst & Young LLP the following fees for services, as categorized:

Fiscal Year 2006

Audit fees(1)	$1,157,741
Audit-related fees(2)	$—
Tax fees(3)	$193,502
All other fees(4)	$6,000
Total fees	$1,357,243

(1)	Includes fees for audit services principally relating to the annual audit, quarterly reviews and registration statements.

(2)	Assurance and related services that are reasonably related to the performance of the audit or review of the financial statement and not reported under audit fees.

(3)	Tax compliance, tax advice and tax planning.

(4)	All other services not reported under (1) through (3).

Our Board has a policy to assure the independence of its independent registered public accounting firm. Prior to each fiscal year, the Audit Committee receives a written report from Ernst & Young LLP describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year. All audit related services, tax services and other services were pre-approved for 2006 by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has selected Ernst & Young LLP to audit our 2007 financial statements.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 about our Common Stock that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including our Amended and Restated 2005 Stock Incentive Plan.

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued	Weighted-Average	Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)(2)	(c)

Equity compensation plans approved by security holders(1)	2,457,170	$7.12	963,860
Equity compensation plans not approved by security holders	—	—	—
Total	2,457,170	$7.12	963,860

(1)	The amount includes: (i) 2,441,190 shares issuable upon the exercise of outstanding stock options; and (ii) 15,980 shares subject to restricted stock units granted in 2006 in connection under our 2005 Stock Incentive Plan.

(2)	The weighted average exercise price of outstanding options, warrants and rights does not take into account restricted stock unit awards since these awards do not have an exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and Directors and persons who own 10% or more of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, Directors and 10% or greater stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2006, except that each of Samuel F. Thomas and Michael F. Biehl reported on a Form 5 a transaction which occurred prior to the Company’s initial public offering and was inadvertently omitted from the reporting person’s Form 4 filed on August 29, 2006.

CERTAIN RELATED PARTY TRANSACTIONS

Management Stockholder’s Agreements

In connection with our initial public offering, consummated on July 31, 2006, we entered into amended and restated management stockholder’s agreements, effective as of April 1, 2006, with certain members of our management, including Messrs. Thomas, Biehl, Klaben and Hoppel, which we refer to as the management stockholders, and FR X Chart Holdings LLC.

Tag-Along Rights.  If FR X Chart Holdings LLC wishes to transfer shares of Common Stock other than pursuant to a registered offering, a transfer pursuant to Rule 144 under the Securities Act, a transfer with the approval of the members of the Board not affiliated with FR X Chart Holdings LLC or a transfer by FR X Chart

Holdings LLC to any of its affiliates or partners or our employees, then each management stockholder shall have the right to tag-along and participate, on a pro rata basis, in such transfer of Common Stock. The tag-along rights will terminate upon the date that FR X Chart Holdings LLC and its affiliates cease to be the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of at least 30% of our outstanding Common Stock. These rights may terminate if First Reserve ceases to own the requisite percentage of our outstanding Common Stock if the Potential Public Offering (described above) is consummated.

“Piggyback” Registration Rights.  Pursuant to and subject to the terms of the amended and restated management stockholder’s agreements, each management stockholder will have the opportunity to include in registered sales of our Common Stock (other than an initial public offering or relating to any employee benefit plan or corporate merger, acquisition or reorganization) and any shelf registration statement filed by us with respect to our common stock, all or any part of the “registrable securities” (as such term is defined in the amended and restated management stockholder’s agreements) then held by such management stockholder. We will pay all of the expenses associated with an offering of such shares. Underwriting discounts will be shared proportionately.

Stockholders Agreement

In connection with our initial public offering, we and First Reserve or one of its affiliates entered into a stockholders agreement pursuant to which First Reserve or its affiliates has the right to request us to register the sale of securities held by First Reserve, on their behalf and may require us to make available shelf registration statements permitting sales of securities into the market from time to time over an extended period. In addition, First Reserve has the ability to exercise certain piggyback registration rights in connection with registered offerings initiated by us.

In addition, pursuant to the terms of the stockholders agreement, for so long as First Reserve continues to hold (1) less than 50% but at least 25% of our outstanding Common Stock, it shall have the right to designate three Director nominees, (2) less than 25% but more than 10% of our outstanding Common Stock, it will have the right to designate two Director nominees, and (3) 10% of our outstanding Common Stock, it will have the right to designate one Director nominee. Once First Reserve holds less than 10% of our outstanding Common Stock, it will have no right to designate Directors pursuant to the stockholders agreement. Accordingly, this right may terminate if First Reserve ceases to own at least 10% of our outstanding common stock if the Potential Public Offering is consummated. We have agreed that neither First Reserve nor any Director, officer or employee of First Reserve who may serve as officer, Director and/or employee of ours will be liable to us (i) by reason of any business decision or transaction undertaken by First Reserve which may be adverse to our interests, (ii) by reason of any activity undertaken by First Reserve or by any other person in which First Reserve may have an investment or other financial interest which is in competition with us or (iii) without limiting the effect of Section 144 of the Delaware General Corporation Law, by reason of any transaction with First Reserve, or any transaction in which First Reserve will have a financial interest, unless the party seeking to assert such liability proves, by clear and convincing evidence, that such transaction was not fair to us at the time it was authorized by the Board of Directors or a committee thereof.

Warrant to Purchase our Shares

On November 23, 2005, we issued a warrant to FR X Chart Holdings LLC to purchase up to 2,651,012 shares of our Common Stock at a per share purchase price of $14.00 (subject to adjustment per the terms of the warrant). The warrant was exercised on a cash basis in May 2006 and we issued 2,651,012 shares to FR X Chart Holdings LLC under the warrant.

Legal Fees

On April 1, 2006, Matthew J. Klaben became our Vice President, General Counsel and Secretary. Prior to joining us in March 2006, Mr. Klaben was a partner with the law firm of Calfee, Halter & Griswold LLP. During the three months ended March 31, 2006, we paid $41,765 in legal fees and expenses to the law firm of Calfee, Halter & Griswold LLP for legal services rendered.

Related Party Transaction Policies and Procedures

On March 27, 2007, our Board of Directors adopted written Related Party Transaction Policies and Procedures (the “Policy”), which provides that it is the policy of the Company not to enter into any “Related Party Transaction” (as such term is defined in the Policy) with one of our executive officers, Directors or Director nominees, or stockholders known to beneficially own over 5% of a class of our voting securities or their related persons, unless either (i) the Audit Committee approves the transaction in accordance with the guidelines set forth in the Policy or (ii) the transaction is approved by a majority of the Company’s disinterested Directors. Such Related Party Transactions shall be disclosed in the Company’s SEC filings as and to the extent required by applicable SEC rules and regulations.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy for the 2008 Annual Meeting, the Company must receive proposals no later than December 25, 2007. Proposals for inclusion in the proxy statement must comply with the Exchange Act including Rule 14a-8, as well as with our By-Laws.

Pursuant to the Company’s By-Laws, stockholders may present proposals that are proper subjects for consideration at an annual meeting of stockholders. Our By-Laws require all stockholders who intend to make proposals at an annual stockholders meeting to submit their proposals to the Company not less than 90 calendar days nor more than the 120 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. To be eligible for consideration at the 2008 Annual Meeting, proposals that have not been submitted by the deadline for inclusion in the proxy statement must be received by the Company between December 25, 2007 and January 24, 2008. In the event the date of the 2008 Annual Meeting is changed by more than 30 calendar days from the first anniversary of the 2007 Annual Meeting, stockholder notice must be received not earlier than 120 days prior to the 2008 Annual Meeting and not later than the later of the 90th calendar day prior to the 2008 Annual Meeting or the close of business on the 10th calendar day following the date on which the public announcement of such meeting is first made. These provisions are intended to allow all stockholders to have an opportunity to consider business expected to be raised at the meeting.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board is not aware of any other business to be presented for a vote of the stockholders at the Annual Meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

The chairman of the Annual Meeting may refuse to allow presentation of a proposal or nominee for the Board if the proposal or nominee was not properly submitted.

********************

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED ON THE PROXY CARD. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Samuel F. Thomas

Chairman, Chief Executive Officer and President
Garfield Heights, Ohio

CHART INDUSTRIES, INC.
ATTN: CORPORATE SECRETARY
ONE INFINITY CORPORATE CENTRE DRIVE
SUITE 300
GARFIELD HEIGHTS, OH 44125

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Chart Industries, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chart Industries, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CHIND1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

    CHART INDUSTRIES, INC.

(1)	Election of the following nominees to serve on the Board of Directors of the Company:	For	Withheld			For	Withheld

	1a. Samuel F. Thomas	☐	☐		1e. Kenneth W. Moore	☐	☐

	1b. Timothy H. Day	☐	☐		1f. Michael W. Press	☐	☐

	1c. Richard E. Goodrich	☐	☐	(2)	In their discretion to act on any other matters that may properly come before the meeting.
	1d. Steven W. Krablin	☐	☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please indicate if you plan to attend this meeting in person.		☐	☐

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares of Common Stock are represented at the meeting by promptly returning your proxy in the enclosed envelope.
(Continued from reverse side)
ê      Please fold and detach card at perforation before mailing.       ê

CHART INDUSTRIES, INC.
PROXY FOR COMMON STOCK
Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting of Stockholders on May 23, 2007.
The undersigned hereby (i) appoints Michael F. Biehl and Matthew J. Klaben, and each of them, his true and lawful agents and proxy holders with full power of substitution in each to appear and vote all of the Common Stock of Chart Industries, Inc. that the undersigned will be entitled to vote at the Annual Meeting of Stockholders of Chart Industries, Inc. to be held at NASDAQ MarketSite, 4 Times Square, 2nd Floor, 43rd Street & Broadway, New York, New York on May 23, 2007, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxies to vote all of the Common Stock of the Company represented by this proxy as indicated on the reverse side.
The shares of Common Stock represented by this proxy will be voted as indicated in the spaces on the reverse. To the extent that no directions are given for the election of the six nominees to serve on the Board of Directors of the Company, the shares of Common Stock represented by this proxy will be voted “FOR” the election of the six nominees to serve on the Board of Directors of Chart Industries, Inc. (“Company”). The shares of Common Stock represented by this proxy will be voted in the discretion of the proxy holders on all other matters properly brought before the Annual Meeting and any adjournments or postponements thereof.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxy holders cannot vote your shares of Common Stock unless you sign and return this card.
Please date, sign and return promptly in the accompanying envelope.